i















                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT




               RCM Technologies, Inc. and All of Its Subsidiaries

                                      with

       Citizens Bank of Pennsylvania, as Administrative Agent and Arranger

                                       and

              Each of the Financial Institutions Now and Hereafter
                 Shown on the Signature Pages Hereof as Lenders



                            Dated as of May 31, 2002

                                TABLE OF CONTENTS


                                                                                                                 PAGE


 SECTION 1. DEFINITIONS AND INTERPRETATION........................................................................2

         1.1      Terms Defined...................................................................................2
         1.2      Accounting Principles..........................................................................15



SECTION 2. CREDIT FACILITIES.....................................................................................15

         2.1      Availability of Loans and Letters of Credit - Description:.....................................15

         2.2      Advances, Conversions, Renewals and Payments:..................................................21

         2.3      Interest.......................................................................................24

         2.4      Additional Interest Provisions.................................................................26

         2.5      Fees...........................................................................................27

         2.6      Prepayments....................................................................................28

         2.7      Use of Proceeds:...............................................................................29

         2.8      Indemnity/Loss of Margin.......................................................................30

         2.9      Capital Adequacy:..............................................................................30


SECTION 3. COLLATERAL............................................................................................31

         3.1      Description:...................................................................................31

         3.2      Lien Documents:................................................................................32

         3.3      Other Actions: ................................................................................32

         3.4      Searches:......................................................................................33

         3.5      Landlord's Waivers:............................................................................33

         3.6      Filing Security Agreement:.....................................................................33

         3.7      Power of Attorney:.............................................................................33

         3.8      Verifications:.................................................................................34



SECTION 4. CLOSING AND CONDITIONS PRECEDENT TO ADVANCES..........................................................34

         4.1      Resolutions, Opinions, and Other Documents::...................................................34

         4.2      Absence of Certain Events:.....................................................................35

         4.3      Warranties and Representations at Closing:.....................................................35

         4.4      Compliance with this Agreement:................................................................35

         4.5      Officer's Certificate:.........................................................................35

         4.6      Closing:.......................................................................................36

         4.7      Non-Waiver of Rights:..........................................................................36


SECTION 5. REPRESENTATIONS AND WARRANTIES........................................................................36

         5.1      Corporate Organization and Validity............................................................36

         5.2      Places of Business:............................................................................37

         5.3      Pending Litigation:............................................................................37

         5.4      Title to Properties:...........................................................................37

         5.5      Governmental Consent:..........................................................................37

         5.6      Taxes:.........................................................................................37

         5.7      Financial Statements:..........................................................................38

         5.8      Full Disclosure:...............................................................................38

         5.9      Subsidiaries:..................................................................................38

         5.10     Guarantees, Contracts, etc:....................................................................38

         5.11     Government Regulations, etc:...................................................................38

         5.12     Business Interruptions:........................................................................39

         5.13     Names:.........................................................................................40

         5.14     Other Associations:............................................................................40

         5.15     Environmental Matters:.........................................................................40

         5.16     Regulation O:..................................................................................41

         5.17     Capital Stock:.................................................................................41

         5.18     Solvency:......................................................................................41

         5.19     Patents, Trademarks, Etc:......................................................................41

         5.20     Investment Company:............................................................................41

         5.21     Location of Customer Lists:....................................................................42
         5.22.....Offering, Syndication, Etc.....................................................................42
         5.23.....Government Contracts.......................................................................... 42
         5.24.....Canadian Operations........................................................................... 42


SECTION 6. AFFIRMATIVE COVENANTS.................................................................................42

         6.1      Payment of Taxes and Claims:...................................................................42

         6.2      Maintenance of Properties and Corporate Existence:.............................................42

         6.3      Business Conducted:............................................................................44

         6.4      Litigation:....................................................................................44

         6.5      Taxes:.........................................................................................44

         6.6      Bank Accounts:.................................................................................46

         6.7      Employee Benefit Plans:........................................................................46

         6.8      Warranties for Future Advances:................................................................47

         6.9      Financial Covenants:...........................................................................47

         6.10     Financial and Business Information:............................................................48

         6.11     Officers' and Accountant's Certificates:.......................................................49

         6.12     Inspection:....................................................................................50

         6.13     Tax Returns and Reports........................................................................50

         6.14     Acquisitions:..................................................................................50

         6.15     Information to Participant:....................................................................51

         6.16     Material Adverse Developments:.................................................................51

         6.17     Name Changes, Places of Business:..............................................................51

         6.18     Change in Control or Chief Executive Officer:..................................................51

         6.19     Canadian Collateral............................................................................51
         6.20     Dissolution of Management Systems, Integrators, Inc. and Solutions Through Data-Processing,
                  Inc............................................................................................52


SECTION 7. NEGATIVE COVENANTS....................................................................................52

         7.1      Merger, Consolidation, Dissolution or Liquidation..............................................52

         7.2      Acquisitions:..................................................................................52

         7.3      Liens and Encumbrances:........................................................................52

         7.4      Transactions With Affiliates or Subsidiaries...................................................53

         7.5      Guarantees:....................................................................................53

         7.6      Distributions, Redemptions and Other Indebtedness:.............................................54

         7.7      Loans and Investments:.........................................................................54

         7.8      Use of Lenders' or the Agent's Name:...........................................................54

         7.9      Miscellaneous Covenants:.......................................................................54

         7.10     Change of Ownership Interests:.................................................................54


SECTION 8. DEFAULT...............................................................................................54

         8.1      Events of Default:.............................................................................54

         8.2      Cure -.........................................................................................57

         8.3      Rights and Remedies on Default:................................................................57

         8.4      Nature of Remedies:............................................................................58

         8.5      Set-Off:.......................................................................................58


SECTION 9. AGENT.................................................................................................58

         9.1      Appointment and Authorization..................................................................58

         9.2      General Immunity...............................................................................58

         9.3      Consultation with Counsel......................................................................59

         9.4      Documents......................................................................................59

         9.5      Rights as a Lender.............................................................................59

         9.6      Responsibility of Agent........................................................................59

         9.7      Collections and Disbursements..................................................................60

         9.8      Indemnification................................................................................61

         9.9      Expenses.......................................................................................61

         9.10     No Reliance....................................................................................61

         9.11     Reporting......................................................................................62

         9.12     Removal of Agent...............................................................................62

         9.13     Action on Instructions of Lenders..............................................................62

         9.14     Several Obligations............................................................................62

         9.15     Consent of Lenders to Agent's Rights...........................................................62

         9.16     Participations and Assignments:................................................................63



SECTION 10. MISCELLANEOUS........................................................................................64

         10.1     GOVERNING LAW:.................................................................................64

         10.2     Integrated Agreement:..........................................................................64

         10.3     Waiver:........................................................................................64

         10.4     Time:..........................................................................................65

         10.5     Expenses of Agent and Lenders:.................................................................65

         10.6     Brokerage:.....................................................................................65

         10.7     Notices:.......................................................................................66

         10.8     Joint and Several..............................................................................67

         10.9     Headings.......................................................................................67

         10.10    Survival:......................................................................................67

         10.11    Successors and Assigns:........................................................................67

         10.12    Duplicate Originals:...........................................................................67

         10.13    Modification:..................................................................................67

         10.14  Third Parties:...................................................................................67

         10.15    Discharge of Taxes, The Borrowers' Obligations, Etc.:..........................................67

         10.16    Withholding and Other Tax Liabilities:.........................................................68

         10.17    CONSENT TO JURISDICTION:.......................................................................68

         10.18    Waiver of Jury Trial:..........................................................................68



                                  EXHIBIT LIST



Exhibit 1..................--       Form of Borrowing Authorization
Exhibit 2.1                --       Form of Revolving Credit Note
Exhibit 2.1(r)             --       Form of Term Note
Exhibit 5.1                --       The Borrower's States of Qualifications
Exhibit 5.2                --       Places of Business
Exhibit 5.3                --       Judgments, Proceedings, Litigation and
                                     Orders
Exhibit 5.4                --       Existing Liens and Claims
Exhibit 5.5                --       Required consents, approvals and filings
Exhibit 5.7                --       Tax Identification Number
Exhibit 5.9                --       Subsidiaries and Affiliates
Exhibit 5.10               --       Existing Guaranties, Investments and
                                      Borrowings, Leases and Employment
                                       Agreements
Exhibit 5.11               --       Employee Benefit Plans
Exhibit 5.12               --       Business Interruptions
Exhibit 5.13(a)   --       Schedule of Names
Exhibit 5.13(b)   --       Trademarks, Patents and Copyrights
Exhibit 5.14               --       Other Associations
Exhibit 5.15               --       Environmental Disclosure
Exhibit 5.17               --       Capital Stock
Exhibit 5.19               --       Required Licenses
Exhibit 6.10(a)(vii)       --       Borrowing Base Certificate
Exhibit 6.11               --       Compliance Certificate

                                    SCHEDULES



Schedule A        --       Schedule of Lenders

Schedule B        --       Address of Lenders

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         This Amended and Restated Loan and Security Agreement ("Agreement") is dated as of the 31st day of May, 2002, by and among RCM TECHNOLOGIES, INC., ("RCM") and ALL OF ITS SUBSIDIARIES (collectively, the "Borrower"), CITIZENS BANK OF PENNSYLVANIA (formerly known as Mellon Bank, N.A.), a Pennsylvania state chartered bank, in its capacity as administrative agent and arranger (the "Agent"), and CITIZENS BANK OF PENNSYLVANIA (formerly known as Mellon Bank, N.A.) ("Citizens"), and SUNTRUST BANK (formerly known as SUNTRUST BANK ATLANTA), in its capacity as documentation agent and lender ("Suntrust") and FLEET NATIONAL BANK in its capacity as syndication agent and lender ("Fleet", collectively with Suntrust, the "Others") (Citizens and Others individually each being a "Lender" and collectively referred to as "Lenders").


                                   BACKGROUND

         The Borrower, the Agent, Citizens, the Lenders, Wachovia Bank ("Wachovia"), and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association) ("Bank of America" together, with Wachovia, the "Retiring Lenders") are presently parties to a certain Loan and Security Agreement dated August 19, 1998 (as the same has been amended and modified prior to the date hereof, the "Original Loan Agreement").

A. Pursuant to the terms and provisions of the Original Loan Agreement, the Lenders and the Retiring Lenders made available to the Borrower a revolving line of credit in the aggregate amount of $75,000,000.00 (the "Original Revolving Credit Facility").

B. The Borrower has requested that the Lenders and the Retiring Lenders agree to amend and restate the Original Loan Agreement in its entirety to, among other things, (1) amend the Original Revolving Credit Facility to provide for a revolving credit facility having a maximum limit of $40,000,000.00 (including a sublimit of $5,000,000.00 under such revolving credit facility for the issuance of trade and standby letters of credit), and a $7,500,000.00 term loan facility, and (2) delete all references to the Retiring Lenders.

         D. The Borrower and the Lenders are entering into this Agreement for the purpose of amending and restating in its entirety the Original Loan Agreement so that, following the date hereof, all of the loans heretofore extended by the Lenders to the Borrower pursuant to the Original Loan Agreement and/or hereafter extended by the Lenders to the Borrower shall be governed by the terms and provisions of this Agreement and the other Loan Documents (as such term is defined hereinafter).

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:


SECTION 1.         DEFINITIONS AND INTERPRETATION

1.1      Terms Defined:

         As used in this Agreement, the following terms have the following respective meanings:

                  Account - Any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

                  Account Debtor - Any Person obligated on any Account owing to the Borrower.

                  Acquisition - Any acquisition by any Borrower of all or a substantial portion of the Capital Stock, assets and/or properties of another Person, or a business line of another Person, whether by purchase, merger or otherwise.

                  Additional Net Restructuring Charge - A one-time deduction of goodwill taken by RCM during its fiscal year ended December 31, 2001, up to an amount not to exceed $35,000,000.00.

                  Adjusted Net Income - The sum of (i) Net Income, (ii) the net loss (expressed as a positive number), if any, arising solely from Permitted Asset or Stock Sales up to an amount, which when added to other net loses previously recognized under this subparagraph (ii), does not exceed $5,000,000.00 in the aggregate, and (iii) other extraordinary non-cash, non-recurring charges approved by the Majority Lenders, which approval will not be unreasonably withheld. (In no event shall any charge related to goodwill taken by the Borrower after December 31, 2001 be considered as an adjustment to Adjusted Net Income).

                  Advance(s) - Any monies advanced or credit extended to the Borrower by any Lender under the Revolving Credit Facility.

                  Affiliate - Any entity which directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the Borrower, which control may be by ownership, contract, or otherwise.

                  Agreement - This Amended and Restated Loan and Security Agreement, as it may hereafter be amended, supplemented or replaced from time to time.

                  Applicable LIBOR Rate Margin -The amount to be added to the applicable LIBOR Rate to determine the applicable LIBOR Based Rate for all amounts outstanding under the Loans which bear interest at the LIBOR Based Rate, which amount shall be determined in accordance with the ratio of the Borrower's Total Funded Debt to EBITDA as set forth in the following matrix:

                           Total Funded              Applicable
                           Debt to EBITDA            LIBOR Rate Margin
                           => 2.25x                                 250 b.p.
                           => 1.75x but < 2.25x                     225 b.p.
                           => 1.25x but < 1.75x                     200 b.p.
                           < 1.25x                                  175 b.p.

The above pricing index shall be tested quarterly and shall be effective on the first day of the calendar month following the earlier of (i) the date on which the Agent receives, or (ii) is required to receive pursuant to the terms and provisions of this Agreement, the Borrower's Compliance Certificate pursuant to
Section 6.11 hereof. In the event that financial statements and a Compliance Certificate for the fiscal quarter most recently completed prior to such date of determination either: (i) have not been delivered to the Agent in compliance with the requirements of this Agreement, or (ii) if delivered, do not comply in form with the requirements for quarterly financial statements and/or Compliance Certificates set forth herein (as determined in the sole reasonable judgment of the Agent), then the Agent may determine, in its reasonable judgment, the Applicable LIBOR Rate Margin referred to above that will be in effect for the period commencing on such date until delivery of documents which do comply. Nothing contained in this definition shall be construed, in any fashion, as altering or superseding the rights of the Agent and the Lenders, following the occurrence of an Event of Default hereunder (including, without limitation, as a result of a breach by the Borrower of any the applicable financial covenants set forth herein) to charge interest on any Loan outstanding hereunder at the Default Rate.

                  Applicable Prime Rate Margin -The amount to be added to the applicable Prime Rate to determine the applicable Prime Based Rate for all amounts outstanding under the Loans which bear interest at the Prime Based Rate, which amount shall be determined in accordance with the ratio of the Borrower's Total Funded Debt to EBITDA as set forth in the following matrix:

                           Total Funded                       Applicable
                           Debt to EBITDA                 Prime Rate Margin
                           => 2.25x                                  25 b.p.
                           => 1.75x but < 2.25x                       0 b.p.
                           => 1.25x but < 1.75x                       0 b.p.
                           < 1.25x                                    0 b.p.

The above pricing index shall be tested quarterly and shall be effective on the first day of the calendar month following the earlier of (i) the date on which the Agent receives, or (ii) is required to receive pursuant to the terms and provisions of this Agreement, the Borrower's Compliance Certificate pursuant to
Section 6.11 hereof. In the event that financial statements and a Compliance Certificate for the fiscal quarter most recently completed prior to such date of determination either: (i) have not been delivered to the Agent in compliance with the requirements of this Agreement, or (ii) if delivered, do not comply in form with the requirements for quarterly financial statements and/or Compliance Certificates set forth herein (as determined in the sole reasonable judgment of the Agent), then the Agent may determine, in its reasonable judgment, the Applicable Prime Rate Margin referred to above that will be in effect for the period commencing on such date until delivery of documents which do comply. Nothing contained in this definition shall be construed, in any fashion, as altering or superseding the rights of the Agent and the Lenders, following the occurrence of an Event of Default hereunder (including, without limitation, as a result of a breach by the Borrower of any the applicable financial covenants set forth herein) to charge interest on any Loan outstanding hereunder at the Default Rate.

                  Authorized Officer - Any officer or employee of the Borrower authorized by the Borrower to request Advances or the issuance of Letters of Credit as set forth in a Borrowing Authorization.

                  Borrowing Authorization - A document, in the form of Exhibit 1 attached hereto and made part hereof, signed and delivered to the Agent by an Authorized Officer of the Borrower.

                  Borrowing Base - As of any date, an amount equal to eighty percent (80%) of the aggregate amount of the Borrower's Eligible Accounts on such date.

                  Business Day - Any day that is not a Saturday or Sunday or day on which the Agent or any Lender is required or permitted to close, provided, however, that solely with respect to LIBOR Rate Loans requested by the Borrower, such day shall also be a day on which the Agent is able to determine the LIBOR Rate for such requested LIBOR Rate Loan.

                  Capital Expenditures - Any expenditure that would be classified as a capital expenditure on a statement of cash flow of the Borrower prepared in accordance with GAAP, consistently applied but excluding any expenditure incurred in connection with a Permitted Acquisition.

                  Capital Stock - as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

                  Citizens - Citizens Bank of Pennsylvania in its capacity as a Lender.

                  Compliance Certificate - As defined in Section 6.11.

                  Closing - As defined in Section 4.6.

                  Closing Date - As defined in Section 4.6.

                  Collateral - As defined in Section 3.1.

                  Credit Facility - The lending arrangements, the Term Loan and all Advances established and/or extended pursuant to this Agreement, and all Letter of Credit Outstandings.

                  Default Rate - As defined in Section 2.4(c).

                  Distribution -

         (1) Dividends or other distributions of any kind on the Capital Stock of the Borrower; or

                  (2) The redemption, repurchase or acquisition of such Capital Stock or of warrants, rights or other options to purchase such Capital Stock.

                  Drawing Date - As defined in Section 2.1(g).

                  EBITDA - The sum of (i) Net Income before interest, taxes, depreciation and amortization, (ii) Additional Net Restructuring Charge, (iii) any net loss if any (expressed as a positive number) arising solely from Permitted Asset or Stock Sales up to an amount, which when added to other net losses previously recognized under this subparagraph (iii), does not exceed $5,000,000.00 in the aggregate, and (iv) other non-cash charges approved by the Majority Lenders, which approval will not be unreasonably withheld. (In no event shall any charge related to goodwill taken by the Borrower after December 31, 2001 be considered as an adjustment to EBITDA).

                  Eligible Accounts - shall mean Accounts which are and at all times continue to meet the following conditions:

                  (a) The Account duly complies with all applicable laws, whether Federal, state or local, including but not limited to usury laws, the Federal Truth in Lending Act, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

                  (b) The Account was not originated in or subject to the laws of a jurisdiction whose laws would make the Account or the grant of the security interest in the Account to the Agent and/or the Lenders unlawful, invalid or unenforceable;

                  (c) The Account was originated by the Borrower in connection with the sale of goods or the rendering of services by the Borrower in the ordinary course of business under an enforceable contract, and such sale has been consummated and such goods have been delivered or such services have been rendered so that the performance of such contract has been completed by the Borrower and by all parties other than the Account Debtor;

                  (d) The Account is evidenced by a written invoice or other documentation, all of which are in form and substance satisfactory to the Agent in its sole reasonable discretion (including any contract from which such Account arises);

                  (e) The Account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the grant of the security interest by the Borrower to the Agent and/or the Lenders in and to the Account arising with respect thereto;

                  (f) The title of the Borrower to the Account and, except as to the Account Debtor, to any related goods is absolute and is not subject to any Lien, except Liens in favor of the Agent and/or the Lenders;

                  (g)      The Account provides for payment in United States
                            or Canadian Dollars by the Account Debtor;

                  (h)      The Account shall have amounts owing that are not
                            less than the amounts represented by the Borrower;

                  (i) The portion of the Account for which income has not yet been earned or which constitutes unearned discount, service charges or deferred interest shall be ineligible;

                  (j) The Account shall be eligible only to the extent that it is not subject to any defense, claim of reduction, counterclaim, set-off;

                  (k) The goods, the sale of which gave rise to the Account, were shipped or delivered or provided to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar terms making the Account Debtor's payment obligations conditional;

                  (l) The Account Debtor has not returned, rejected or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the Account arose;

                  (m)      All rights and remedies of the Borrower under the
                            Account are freely assignable by the Borrower;

                  (n) The Account has not been outstanding for more than ninety
(90) days past the invoice date (other than for a Permitted Delayed Account, in which case has not been outstanding for more than one hundred twenty (120) days past the invoice date) and is not subject to "dating" terms;

                  (o) The Account shall be ineligible if 50% or more of the accounts of the related Account Debtor and its affiliates are more than ninety
(90) days past due from the date of original invoice therefor (other than a Permitted Delayed Account, in which case has not been outstanding for more than one hundred twenty (120) days past the invoice date);

                  (p) The Account shall be ineligible to the extent that the aggregate amount of all the accounts of the Account
Debtor and its affiliates exceed 10% of all of the Borrower's Accounts;

                  (q) The Borrower have not received any note, trade acceptance, draft, chattel paper or other instrument with respect to, or in payment of, the Account, unless, if any such instrument has been received, the Borrower immediately notifies the Agent and, at the Agent's request, endorse or assign and deliver such instrument to the Agent, for the benefit of the Lenders hereunder;

                  (r) The Borrower has not received any notice of (i) the death of the Account Debtor, if an individual, or of a partner or member thereof if a partnership or a limited liability company, (ii) the filing by or against the Account Debtor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or any similar proceeding, or (iii) any assignment by the Account Debtor for the benefit of creditors. Upon receipt by the Borrower of any such notice, it will give the Agent prompt written notice thereof;

                  (s)      The Account Debtor is not an Affiliate;

                  (t) The Account shall be ineligible if the related Account Debtor is domiciled in any country other than the United States of America or the Province of Ontario, Canada, or a Province of Canada which has adopted and has in effect legislation similar to the Personal Property Security Act (Ontario), unless such Account is supported by a documentary letter of credit, duly assigned to and in the possession of the Agent, from a financial institution reasonably acceptable to the Agent and the terms and conditions of which are reasonably acceptable to the Agent;

                  (u) If the Account Debtor is an Official Body and following a request to Borrower by the Agent to do so (which such request may be made by the Agent at any time in its sole discretion), the Account shall be ineligible until the Borrower has taken all actions deemed necessary by the Agent in order to further protect the Agent's and the Lenders' security interest therein, including but not limited to any notices or filings required under the Assignment of Claims Act of 1940, as amended, or any other applicable law; and

                  (v) The Agent has not reasonably deemed such Account ineligible because of uncertainty about the creditworthiness of the Account Debtor (including, without limitation, unsatisfactory past experiences of the Borrower, the Agent or any Lender with the Account Debtor or unsatisfactory reputation of the Account Debtor) or because the Agent otherwise makes a reasonable determination that the collateral value of the Account to the Lenders is impaired or that the Agent's and/or the Lenders' ability to realize such value is insecure.

In the case of any dispute about whether an Account is or has ceased to be an Eligible Account, the sole reasonable determination of the Agent shall be final and binding.

                  ERISA - The Employee Retirement Income Security Act of 1974, as the same may be amended, from time to time.

                  Event of Default - As defined in Section 8.1.

                  Existing Additional Deferred Consideration Payments - Deferred and/or contingent cash consideration paid by the Borrower on or before December 31, 2003 (or payable on or before December 31, 2003 and paid within 120 days of its due date), up to an amount not to exceed $12,000,000.00 in the aggregate, in connection with any Acquisition closed prior to July 1, 2001, including without limitation (i) fixed pre-set amounts paid as a result of the achievement of a defined level of earnings by the acquired business following the closing of such Acquisition, and (ii) additional amounts paid following closing which arise as a result of earnings achieved by the acquired business in excess of defined levels. (In no event shall payments made in consideration of consulting services, agreements-not-to-compete or similar arrangements be considered Existing Additional Deferred Consideration Payments).

                  Expenses - As defined in Section 10.5.

                  Extension Fee - As defined in Section 2.5(a).

                  Federal Funds Rate - For any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day, or if such day is not a Business Day, for the next preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to the Agent on such day on such transactions as reasonably determined by the Agent).

                  Frontage Fee - As defined in Section 2.5(d).

                  Fixed Charge Ratio - EBITDA divided by: the sum of interest expense plus income taxes paid plus scheduled principal payments (excluding any principal payments required under the Term Notes) plus Capital Expenditures plus Distributions paid.

                  GAAP - Generally accepted accounting principles applied in a manner consistent with the most recent audited financial statements of the Borrower referred to in Section 5.7 herein.

                  Good Business Day - Any Business Day when banks in Philadelphia, Pennsylvania, New York, New York and London, England are open for business.

                  Governmental Acts - As defined in Section 2.1(o).

                  Income Tax Benefit - The net amount by which the Borrower's Federal and State income tax obligations are reduced as a result of the Borrower deducting all or a portion of the Additional Net Restructuring Charge on its Federal and State income tax returns for its taxable year ended December 31, 2001, and by giving effect to the net tax effect of any adjustments increasing or decreasing such deduction subsequent to its taxable year ended December 31, 2001.

                  Insolvency Proceeding - with respect to any Person, (a) any case, action or proceeding with respect to such Person (and, if filed against such Person, is not dismissed within 60 days) (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any law.

                  Intercompany Notes - All notes, instruments, entries or other evidence of any indebtedness between any of the
Borrowers.

                  Interest Coverage - EBITDA divided by interest expense.

                  Inventory - As defined in the UCC.

                  IRS - As defined in Section 6.7.

                  Letter of Credit - As defined in Section 2.1(e) hereof.

                  Letter of Credit Applicable Margin - The amount determined in accordance with the ratio of the Borrower's Total Funded Debt to EBITDA as set forth in the following matrix:

                           Total Funded                       Letter of Credit
                           Debt to EBITDA            Applicable Margin
                           => 2.25x                  2.50% per annum
                           => 1.75x but < 2.25x               2.25% per annum
                           => 1.25x but < 1.75x               2.00% per annum
                           < 1.25x                   1.75% per annum

The above pricing index shall be tested quarterly and shall be effective on the first day of the calendar month following the earlier of (i) the date on which the Agent receives, or (ii) is required to receive pursuant to the terms and provisions of this Agreement, the Borrower's Compliance Certificate pursuant to
Section 6.11 hereof. In the event that financial statements and a Compliance Certificate for the fiscal quarter most recently completed prior to such date of determination either: (i) have not been delivered to the Agent in compliance with the requirements of this Agreement, or (ii) if delivered, do not comply in form with the requirements for quarterly financial statements and/or Compliance Certificates set forth herein (as determined in the sole reasonable judgment of the Agent), then the Agent may determine, in its reasonable judgment, the Letter of Credit Applicable Margin referred to above that will be in effect for the period commencing on such date.

                  Letter of Credit Borrowing - An extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Prime Based Rate Loan under Section 2.1(g).

                  Letter of Credit Fee - As defined in Section 2.5(d) hereof.

                  Letter of Credit Outstandings - At any time the sum of (i) the aggregate undrawn face amount of all then outstanding Letters of Credit, and
(ii) the aggregate amount of all unpaid and then outstanding Reimbursement Obligations.

                  Liabilities - All liabilities of every kind as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP.

                  LIBOR Based Rate - The LIBOR Rate plus the Applicable LIBOR Rate Margin.

                  LIBOR Based Rate Loan - That portion of the Loans on which interest accrues at the LIBOR Based Rate.

                  LIBOR Interest Period - Section 2.3(b)(ii).

                  LIBOR Rate - An annual rate of interest determined by the Agent as being the rate available to the Agent at approximately 11:00 a.m. London time in the London Interbank Market, as referenced by Reuters Screen "LIBO", in accordance with the usual practice in such market, for the LIBOR Interest Period elected by the Borrower, in effect two Good Business Days prior to the funding date for a requested LIBOR Based Rate Loan (including those requested in connection with the conversion of a Prime Rate Loan to a LIBOR Based Rate Loan in accordance with Section 2.3 hereof), or for a LIBOR Based Rate Loan which the Borrower has elected to continue as a LIBOR Based Rate Loan beyond the expiration of the then current LIBOR Interest Period with respect thereto, for deposits of dollars in amounts equal (as nearly as may be estimated) to the amount of the LIBOR Based Rate Loan which shall then be loaned by the Lenders to the Borrower as of the time of such determination, as such rate may be adjusted by the reserve percentage applicable during the LIBOR Interest Period in effect (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such LIBOR Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the applicable reserve requirement (including without limitation, any emergency, supplemental or other marginal reserve requirement) for the Agent with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, having a term equal to such LIBOR Interest Period ("Eurocurrency Reserve Requirement"), as reasonably applied to loans of this type generally by the asset based loan department of the Agent. Such adjustment shall be effectuated by calculating, and the LIBOR Rate shall be equal to, the quotient of (i) the offered rate divided by (ii) one minus the Eurocurrency Reserve Requirement.

                  LIBOR Rate Option - As defined in Section 2.3(b).

                  Lien - Any security interest or lien of any kind or nature in property securing an obligation owed to, or a claim of any kind or nature in Property by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a security interest or lien arising from an encumbrance, pledge, conditional sale or trust receipt, a capitalized lease, consignment or bailment for security purposes, a trust, or an assignment, or as a result of the issuance of any execution or distraint process against the Borrower. The term "Lien" shall include without limitation, reservations, exceptions, covenants, conditions, restrictions, leases and other encumbrances affecting Property other than those which would not materially interfere with the Borrower's use of the Property and would not materially detract from the value of the Property. For the purposes of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Line Reduction - As defined in Section 2.1(d).

                  Loans - Collectively, the unpaid balance of all Advances under the Revolving Credit Facility, the unpaid balance of the Term Loan and all Letter of Credit Outstandings.

                  Loan Documents - This Agreement, the Revolving Credit Notes, the Term Notes, and all agreements, instruments and documents executed and/or delivered from time to time pursuant to this Agreement or in connection therewith, as amended or replaced from time to time.

                  Majority Lenders - At any time while no Loans are outstanding hereunder, the Lenders holding at least one hundred percent (100%) of the aggregate amount of the Revolving Credit Facility Pro Rata Shares at such time and, at any time while Loans are outstanding hereunder, the Lenders holding at least one hundred percent (100%) of the outstanding aggregate principal amount of the Loans hereunder.

                  Material Adverse Effect - Any material adverse effect on the Borrower's consolidated financial condition, assets, operating status or projected financial condition or any fact or circumstance that, singly or in the aggregate with any fact or circumstance, has a reasonable likelihood of resulting in or leading to the inability of the Borrower to perform in any material respect its obligations under this Agreement or under any Loan Document or the inability of the Agent and/or the Lenders to enforce in any material respect the rights purported to be granted to them under this Agreement or any Loan Document or which might have a material adverse effect on the ability of the Borrower to effectuate (including hindering or unduly delaying) the transactions contemplated by this Agreement and the Loan Documents on the terms contemplated hereby and thereby.

                  Minimum Tangible Net Worth - RCM's consolidated Tangible Net Worth shall be (i) at least $4,000,000.00 as of June 30, 2001, plus (ii) seventy-five percent (75%) of quarterly Net Income thereafter (determined without taking the Additional Net Restructuring Charge into account and with no credit for losses) (the "Net Income Component"), plus (iii) one hundred percent (100%) of the Income Tax Benefit, less (iv) the sum of (A) the Existing Additional Deferred Consideration Payments paid on or after July 1, 2001, plus
(B) the New Acquisition Consideration Payments (hereinafter defined) (if any) paid on or after July 1, 2001, plus (C) any net losses (expressed as a positive number), if any, arising solely from Permitted Asset or Stock Sales up to an amount, which when added to other net losses recognized under this subparagraph
(C), does not exceed $5,000,000.00 in the aggregate, provided that the reductions pursuant to clauses (A) and (B) of clause (iv) shall not in the aggregate exceed the increase in Minimum Tangible Net Worth arising from the Net Income Component.

                  Net Income - Consolidated net income of RCM after taxes as such would appear on a statement of income prepared in accordance with GAAP.

                  New Acquisition Consideration Payments. Cash consideration paid at closing and deferred and/or contingent consideration paid by the Borrower up to an amount not to exceed $3,000,000.00 in the aggregate, in connection with any Acquisition closed after July 1, 2001, including without limitation (i) fixed pre-set amounts paid as a result of the achievement of a defined level of earnings by the acquired business following the closing of such Acquisition, and (ii) additional amounts paid following closing which arise as a result of earnings achieved by the acquired business in excess of defined levels. (In no event shall payments made in consideration of consulting services be considered to be New Acquisition Consideration Payments).

           Notes - Collectively, the Revolving Credit Notes and the Term Notes.

                  Obligations - All existing and future liabilities and obligations of every kind or nature at any time owing by the Borrower to the Lenders, and/or to the Agent in connection with the Loan Documents (including, without limitation, this Agreement, the Term Notes and the Revolving Credit Notes) and the transactions contemplated hereby and thereby or administration thereof, whether joint or several, related or unrelated, primary or secondary, matured or contingent, direct or indirect, due or to become due, and whether principal, interest, Fees or Expenses, including, without limitation, Obligations in respect of the Revolving Credit Facility, Letter of Credit Outstandings, and/or the Term Loan, whether related to Advances or otherwise, and any extensions, modifications, substitutions, increases and renewals thereof, and the payment of all reasonable amounts advanced by the Agent (or any Lender after the occurrence of an Event of Default), on behalf of the Lenders, to preserve, protect and enforce rights hereunder and in the Collateral and all Expenses incurred in connection therewith and herewith.

                  Official Body - any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  Participation Advance - As defined in Section 2.1(i).

                  Permitted Acquisitions - An Acquisition which satisfies each of the criteria set forth in Section 2.7 hereof.

                  Permitted Asset or Stock Sale - A sale of the assets or stock pertaining to one or more business units operated by the Borrower, provided (A) Borrower obtains the prior written consent of the Majority lenders, which such consent can be withheld in the sole reasonable discretion of the Majority Lenders, (B) such sale does not cause an Event of Default or an Unmatured Event of Default, and (C) in the event any portion of the Term Loan is still outstanding, the net after-tax proceeds from such sale (after payment of any expenses of such sale and obligations secured by Permitted Liens on the assets sold) shall be applied to reduce the outstanding principal of the Term Loan, in the inverse order of maturity. In the event the Majority Lenders approve any such sale, the Lenders agree that the Borrower will not be charged any fee in consideration of receiving the Majority Lenders' consent hereunder.

                  Permitted Delayed Account - shall include certain major customers of Borrower that have a demonstrated history of paying invoices beyond 90 days without any write-offs. Any such Permitted Delayed Accounts must be approved by Majority Lenders in their sole reasonable discretion. Permitted Delayed Accounts as of Closing include the New York City Board of Education, Schering-Plough Corporation, United Technologies, Vermont Yankee and Ontario Power Group, and may be updated by Borrowers from time to time as approved by the Majority Lenders in their sole reasonable discretion.

                  Permitted Investments - (a) Investments in direct or indirect obligations of, or obligations unconditionally guaranteed by, the United States of America and maturing within twelve (12) months from the date of acquisition;
(b) investments in commercial paper of the Agent or commercial paper rated "Prime-1" by Moody's Investors Services or "A-1" by Standard & Poor's Corporation, or with an equivalent rating by another rating agency of nationally recognized standing, maturing within twelve (12) months from the date of acquisition; and (c) certificates of deposit maturing within twelve (12) months from the date of acquisition and issued by the Agent.

                  PBGC - As defined in Section 6.7.

                  Permitted Liens - As defined in Section 7.3.

                  Person - An individual, partnership, corporation, trust, unincorporated association or organization, joint venture, limited liability company or partnership, or any other entity.

                  Prime Based Rate - The Prime Rate plus the Applicable Prime Rate Margin as then in effect.

                  Prime Based Rate Loan - That portion of the Loans on which interest accrues at the Prime Based Rate.

                  Prime Rate - That per annum rate designated or announced by the Agent at its principal office from time to time as its prime rate of interest, which may be greater or less than other interest rates charged by the Agent to other borrowers and is not solely based or dependent upon the interest rate which the Agent may charge any particular borrower or class of borrowers.

                  Prime Rate Option - As defined in Section 2.3(a).

                  Pro Rata Percentage - As defined in Section 2.1(a)(ii).

                  Property - Any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  Regulation D - Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

                  Reimbursement Obligation - as defined in Section 2.1(g).

                  Revolving Credit Facility - As defined in Section 2.1(a)(i).

                  Revolving Credit Facility Pro Rata Share - Section 2.1(a)(ii).

                  Revolving Credit Limit - The lesser of (i) $40,000,000.00, or
(ii) the Borrowing Base as then in effect.

                  Revolving Credit Loans - As defined in Section 2.1(a)(i).

                  Revolving Credit Maturity Date - August 19, 2004.

                  Revolving Credit Notes - Those notes described in Section 2.1(b), as they may be amended, supplemented, replaced or restated from time to time.

                  Revolving Credit Term - As defined in Section 2.1(c).

                  SEC - The Securities and Exchange Commission.

                  Sellers Notes - Any notes or other instruments evidencing any indebtedness or other obligations of the Borrowers to a seller of an acquired or merged Person.

                  Settlement Date - As defined in Section 2.2(b)(iii)(A).

                  Software - Collectively, all applications, operating and other computer programs (including, without limitation, all object code and the source code therefor), all documentation (including, without limitation, all programmers', users' and technical manuals for all such programs), the visual expressions, screen formats, report formats and other design features of all such programs, all ideas, methods, algorithms, formulae and concepts used in developing and/or incorporated into such programs or documentation, all future modifications, revisions, updates, releases, refinements, improvements and enhancements of such programs or documentation, all derivative works based upon any of the foregoing, and all copies of the foregoing.

                  Standby Letter of Credit - A Letter of Credit issued to support obligations of the Borrower, contingent or otherwise, for working capital and business needs of the Borrower incurred in the ordinary course of business.

                  Subsidiary - Any Person (other than an individual) more than fifty percent (50%) of whose ownership interests or voting stock is legally and beneficially owned directly or indirectly by the Borrower or owned by a Person (other than an individual) more than fifty percent (50%) of whose ownership interests or voting stock is legally and beneficially owned directly or indirectly by the Borrower.

                  Tangible Net Worth - The amount by which the total assets of the Borrower exceeds all Liabilities of the Borrower. (For purposes of this calculation, the aggregate amount of any intangible assets of the Borrower including without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names, shall be subtracted from the Borrower's total assets).

                  Termination Fee - As defined in Section 2.5(c).

                  Term Loan - As defined in Section 2.1(q).

                  Term Loan Maturity Date - 364 days from the Closing Date.

                  Term Notes - Those notes described in Section 2.1(r), as they may be amended, supplemented, replaced or restated from time to time.

                  Total Funded Debt - The sum of all of the Borrower's bank debt and capital lease obligations, as well as all other funded debt, including without limitation all Sellers Notes.

                  UCC - The Uniform Commercial Code as adopted in the State of New Jersey and in effect on the date hereof, as the same may be amended or modified from time to time.

                  Unfunded Capital Expenditures - Capital Expenditures made with
(i) the use of any proceeds of any Loan hereunder or (ii) the Borrower's own funds obtained other than (A) through equity contributed subsequent to the Closing or (B) purchase money or other financing or lease transactions.

                  Unmatured Event of Default - An event which with the passage of time, the giving of notice, or both would constitute an Event of Default.

                  Unused Line Fee - As defined in Section 2.5(b).

                  Working Capital - Current assets minus current liabilities as defined in accordance with GAAP.

1.2 Accounting Principles: Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except as otherwise expressly provided in this Agreement.


SECTION 2.         CREDIT FACILITIES

2.1      Availability of Loans and Letters of Credit - Description:

                  (a) (i) Subject to the terms and conditions of this Agreement, each Lender hereby establishes for the benefit of the Borrower a revolving credit facility (collectively, the "Revolving Credit Facility") which shall include all Advances extended by Lenders to or for the benefit of the Borrower from time to time under the Revolving Credit Facility (collectively, the "Revolving Credit Loans"). The aggregate principal amount of all Revolving Credit Loans, together with all Letter of Credit Outstandings, shall not, at any time, exceed the Revolving Credit Limit. Subject to such limitation, the outstanding balance of Revolving Credit Loans may fluctuate from time to time, to be reduced by repayments made by the Borrower, and to be increased by future Revolving Credit Loans which may be made by the Lenders and, subject to any earlier payment requirements set forth herein or in any other Loan Document, shall be due and payable on the last day of the Revolving Credit Term. If the aggregate principal amount of all Revolving Credit Loans, together with all Letter of Credit Outstandings, at any time exceeds the Revolving Credit Limit, the Borrower shall repay such excess in full upon within one (1) Business Day after Borrower has knowledge of such excess.

                           (ii)     Subject to Section 8.3(a) below and the
terms of this Agreement, each Lender agrees to lend to the Borrower an amount equal to such Lender's respective percentage (as to each Lender, the percentage of the Revolving Credit Facility set forth opposite its name on that portion of Schedule "A" attached hereto and made a part hereof entitled "Revolving Credit Facility" and referred to as its "Pro Rata Percentage") of any Advance requested by the Borrower. The outstanding balance of all Advances under the Revolving Credit Facility of each Lender, together with such Lender's Pro Rata Percentage of all Letter of Credit Outstandings, shall not exceed the respective amount (as such amount may change from time to time in accordance with the terms hereof, the "Revolving Credit Facility Pro Rata Share") set forth opposite its name on that portion of Schedule "A" attached hereto and made a part hereof and entitled "Revolving Credit Facility".

                  (b) At the Closing, the Borrower shall execute and deliver its amended and restated promissory note to each Lender for the total principal amount of such Lender's Revolving Credit Facility Pro Rata Share (collectively, as the same may be amended, modified or replaced from time to time, the "Revolving Credit Notes"). Each Revolving Credit Note shall evidence the Borrower's absolute and unconditional obligation to repay such Lender for all outstanding Revolving Credit Loans and Letter of Credit Borrowings owed to such Lender, with interest as herein and therein provided. Each and every Advance, and all Letter of Credit Borrowings, under the Revolving Credit Facility shall be deemed evidenced by the Revolving Credit Notes, which are deemed incorporated herein by reference and made a part hereof. All Revolving Credit Notes shall be substantially in the form set forth in Exhibit "2.1" attached hereto and made a part hereof.

                  (c) The term of the Revolving Credit Facility ("Revolving Credit Term") shall expire on the Revolving Credit Maturity Date, unless having been sooner accelerated by the Agent on behalf of the Lenders in accordance with the terms of this Agreement, or sooner terminated by the Borrower pursuant to
Section 2.1(d) hereof. On the last day of the Revolving Credit Term, all amounts outstanding under the Revolving Credit Facility, all outstanding Letter of Credit Borrowings, and any other Obligation then outstanding shall be due and payable in full, and as of and after such date no further Advances or Letters of Credit shall be available from the Lenders.

                  (d) The Borrower may, at its option from time to time, permanently reduce the Revolving Credit Limit in $500,000.00 increments, or terminate the Revolving Credit Facility entirely, by giving Agent at least five
(5) Business Days' prior written notice thereof.

                  (e) Under the Revolving Credit Facility, the Borrower may request the issuance of a letter of credit (each a "Letter of Credit") by delivering to the Agent a completed application and agreement for letter of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., Philadelphia time, at least three (3) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be a trade letter of credit or a Standby Letter of Credit. Subject to the terms and conditions hereof, in reliance on the agreements of the other Lenders set forth in this Section 2.1, and provided the Agent has not received written notice from a Lender that an Event of Default or Unmatured Event of Default has occured, the Agent will issue a Letter of Credit provided each Letter of Credit shall (i) have a maximum maturity of twelve (12) months from the date of issuance, and (ii) in no event expire later than one Business Day prior to the Revolving Credit Maturity Date and provided that in no event shall (i) the Letter of Credit Outstandings exceed, at any one time, $5,000,000.00 or (ii) the sum of the aggregate Letter of Credit Outstandings and the Revolving Credit Loans then outstanding exceed, at any one time, the aggregate Revolving Credit Facility Pro Rata Shares of the Lenders then in effect.

                  (f) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Pro Rata Percentage of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                  (g) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrower. The Borrower shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 11:00 a.m., Philadelphia time on each date that an amount is paid by the Agent under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by the Agent. In the event the Borrower fail to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 11:00 a.m., Philadelphia time, on the Drawing Date, the Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that a Prime Based Rate Loan be made by the Lenders pursuant to
Section 2.1(a) hereof in the full amount of the Reimbursement Obligation then outstanding, to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the aggregate Revolving Credit facility Pro Rata Shares of the Lenders then in effect and subject to the conditions to Advances set forth herein other than any notice requirements. Any notice given by the Agent pursuant to this Section 2.1(g) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (h) Each Lender shall upon any notice pursuant to Section 2.1(g) make available to the Agent an amount in immediately available funds equal to its Pro Rata Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.1(i) each be deemed to have made a Prime Based Rate Loan to the Borrower in that amount. If any Lender so notified fails to make available to the Agent for the account of the Agent the amount of such Lender's Pro Rata Percentage of such drawing by 2:00 p.m., Philadelphia time on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.1(h) (other than interest during the period it was not aware of such drawing).

                  (i) With respect to any Reimbursement Obligation that is not converted into a Prime Based Rate Loan to the Borrower in whole or in part as contemplated by Section 2.1(g) because of the Borrower's failure to satisfy any of the applicable conditions to an Advance set forth herein (other than any notice requirements) or for any other reason, the Borrower shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Prime Based Rate Loans or, if applicable, the Default Rate. Each Lender's payment to the Agent pursuant to Section 2.1(h) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing in satisfaction of its participation obligation under Section 2.1(h) (a "Participation Advance").

                  (j) Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Agent, (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, or
(iii) in payment of a Letter of Credit Fee, the Agent will pay to each Lender, in the same funds as those received by the Agent, the amount of such Lender's ratable share of such funds, except the Agent shall retain the amount of the ratable share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Agent.

                  (k) If the Agent is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Agent pursuant to Section 2.1(g) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent the amount of its ratable share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

                  (l) The Borrower agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the Borrower's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

                  (m) In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                  (n) Each Lender's obligation in accordance with this Agreement to make the Prime Based Rate Loans or Participation Advances, as contemplated by this Section 2.1, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.1 under all circumstances, including the following circumstances:

                           (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Borrower or any other Person for any reason whatsoever;

                           (ii) the failure of the Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Prime Based Rate Loan hereunder, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under this Section 2.1;

                           (iii)    any lack of validity or enforceability of
                                     any Letter of Credit;

                           (iv) the existence of any claim, set-off, defense or other right which the Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower and the beneficiary for which any Letter of Credit was procured);

                           (v) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof,

                           (vi) payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                           (vii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower;

                           (viii) any breach of this Agreement or any other Loan Document by any party thereto;

                           (ix)     the occurrence or continuance of an
                                    Insolvency Proceeding with respect to
                                    the Borrower;

                           (x) the fact that an Event of Default or a Default shall have occurred and be continuing;

                           (xi) the fact that the Revolving Credit Maturity Date shall have passed or this Agreement or the Revolving Credit Facility Pro Rata Shares shall have been terminated; and

                           (xii)    any other circumstance or happening
                                    whatsoever, whether or not similar to any of the foregoing; provided that each Lender's obligation to make Prime Based Rate Loans under this Section 2.1 is subject to the conditions to Advances set forth in this Agreement.

                  (o) In addition to amounts payable as provided in Section 9 hereof, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent and the Lenders from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent or the Lenders may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or
(B) subject to the following clause (ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit (except upon the request of the Borrower), or (ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                  (p) (i) As between the Borrower and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any such transferee; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any such Letter of Credit or the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder.

                           (ii)     In furtherance and extension and not in
limitation of the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent under any resulting liability to the Borrower or any Lender.

                  (q) In reliance on the representations, warranties and covenants contained in, and upon the terms and conditions of, this Agreement, the Lenders agree to make a loan (the "Term Loan") to the Borrower, at a single time on the Closing Date, in the aggregate amount of $7,500,000.00, with the amount to be advanced by each Lender to fund the Term Loan hereunder being as set forth opposite the Lender's name on that portion of Schedule "A" attached hereto and made a part hereof entitled "Term Loan Facility" (the "Term Loan Commitment"), which amount shall be remitted by the Lender to the Agent on the Closing Date in immediately available funds by federal funds wire transfer. Any amount repaid by the Borrower under the Term Loan may not be reborrowed.

                  (r) At the Closing, the Borrower shall execute and deliver its promissory note to each Lender for the total principal amount of such Lender's Term Loan Commitment (collectively, as the same may be amended, modified or replaced from time to time, the "Term Notes"). Each Term Note shall evidence the Borrower's absolute and unconditional obligation to repay such Lender for that portion of the outstanding balance of the Term Loan owed to such Lender, with interest as herein and therein provided. All Term Notes shall be substantially in the form set forth in Exhibit "2.1(r)" attached hereto and made a part hereof.

                  (s) The Term Loan shall mature on the Term Loan Maturity Date, unless having been sooner accelerated by the Agent on behalf of the Lenders or sooner prepaid by the Borrower in accordance with the terms and provisions of this Agreement.


2.2      Advances, Conversions, Renewals and Payments:

                  (a) Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Revolving Credit Facility, the Term Loan, the Fees, the Expenses, and all other charges and any other Obligations of the Borrower hereunder, shall be made to the Agent at its main Philadelphia banking office, Citizens Bank, 3025 Chemical Road, Suite 300, Plymouth Meeting, Pennsylvania in United States dollars, in immediately available funds. The Agent, on behalf of all of the Lenders, shall have the unconditional right and discretion to make an Advance under the Revolving Credit Facility to pay, and/or to charge RCM's or any other Borrower's operating account with the Agent or any Lender for, all of the Borrower's Obligations as they become due from time to time under this Agreement including without limitation, interest, principal, Fees and reimbursement of Expenses. Any such Advance shall not, in any event, cause the Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Outstandings, to exceed the Revolving Credit Limit.

                  (b) (i) Any Loans which may be made by Lenders from time to time under this Agreement shall be made available for the use and benefit of the Borrower by crediting such proceeds to RCM's operating account with the Agent.

                           (ii)     All Loans subject to the Prime Rate Option
requested by the Borrower hereunder must be requested by 11:00 A.M., Philadelphia time, on the date such Loan is to be made, which must be a Business Day. All Loans subject to the LIBOR Rate Option or conversions from Loans subject to the Prime Rate Option to the LIBOR Rate Option, requested by the Borrower must be requested by 11:00 A.M. Philadelphia time, three Good Business Days prior to the date of such requested Loan or conversion. If the Borrower does not have the required availability for such requested Loan on the date any such LIBOR Based Rate Loan is to be made, then the Lenders shall not be required to make such Loan. All remittances at any time among the Lenders and the Agent under this Agreement shall be made in immediately available funds by federal funds wire transfer. All requests for a Loan may be made either by telephone or in writing, provided that all telephonic requests are, upon the Agent's request, to be confirmed by the Borrower in writing on the same day, and further provided that such written confirmation may be sent by telecopy or facsimile transmission. No Lender shall be obligated, for any reason whatsoever, to advance or reimburse Agent for the share of any other Lender.

                           (iii)    A.      Between  each  Settlement  Date,
 the Agent, in its capacity as a Lender, shall have the discretion (without any duty or obligation regardless of any prior practice or procedures) to make all Advances for the account and on behalf of the Lenders in accordance with each Lender's Pro Rata Percentage. Periodically but not less frequently than once every week on the same day of each week, unless such day is not a Business Day, in which event such determination shall be made the next Business Day ("Settlement Date"), the Agent shall make a determination of the appropriate dollar amount of each Lender's Revolving Credit Loans based upon each such Lender's Pro Rata Percentage of all then outstanding Revolving Credit Loans, which amounts shall be calculated as of the close of the Business Day immediately preceding each respective Settlement Date. A Settlement Date shall occur notwithstanding any intervening Event of Default or other occurrence, event or circumstance, including without limitation the commencement of a bankruptcy or reorganization case. Amounts of principal paid to the Agent by the Borrower with respect to the Loans from time to time, between Settlement Dates, shall be applied to the outstanding balance of the Loans made by the Agent, as a Lender pursuant hereto, with the outstanding balance of the Loans made by each other Lender to be adjusted on the next Settlement Date. Interest shall accrue and each Lender shall be entitled to receive interest at the applicable rate only on the actual outstanding dollar amount of its respective outstanding Loans without regard to a prospective settlement. On each Settlement Date, Agent shall then issue to each Lender a settlement schedule containing information with respect to the status of the Loans and the relevant net positions of the Lenders and the outstanding balances of their respective Loans as of the close of the Business Day preceding such Settlement Date. Each settlement schedule shall show the net amount then owing by each Lender to the Agent or by the Agent to each such Lender based upon the aggregate Advances made and collections received since the most recent Settlement Date and settlement among the Lenders and the Agent shall be made in accordance with the direction of the Agent no later than 11:00 A.M. Philadelphia time, on each Settlement Date. To the extent the Agent is not reimbursed by any Lender on a Settlement Date in accordance with the Agent's direction, the Borrower shall immediately repay the Agent on demand the amount of any reimbursement not so made by any Lender.

                                    B.      Each Lender is absolutely  and
unconditionally obligated without setoff or deduction of any kind, to remit to the Agent on the Settlement Date any amount owing to the Agent by such Lender on the settlement schedule for such date. The Agent shall also be entitled to recover any and all actual losses and damages (including without limitation, reasonable attorneys' fees) from any party failing to remit payment on the Settlement Date in accordance with this Agreement. The Agent may set off the obligations of such party under this paragraph against any distributions or payments of the Obligations which such party would otherwise be entitled to hereunder at any time.

                           (iv)     A.      In lieu of the  procedure set
forth in the preceding subparagraph (iii), the Agent shall provide the Lenders with notice that the Borrower has requested an Advance, on the same Business Day as such request, and request each Lender to provide the Agent with such Lender's Pro Rata Percentage of such requested Advance prior to the Agent's making such Advance. Upon receipt of such notice from the Agent prior to 12:00 p.m., Philadelphia time, each Lender shall remit to the Agent its respective Pro Rata Percentage of such requested Advance, prior to 1:00 P.M. Philadelphia time, on the Business Day the Agent is scheduled to make such Advance in accordance with Section 2.2(b)(ii) hereof. Neither the Agent nor any other Lender shall be obligated, for any reason whatsoever, to remit or advance the share of any other Lender. The Agent shall not be required to make the full amount of the requested Advance unless and until it receives funds representing each other Lender's Pro Rata Percentage of such requested Advance, but the Agent shall advance to the Borrower that portion of the requested Advance equal to the Pro Rata Percentages of such requested Advance which it has received from the Lenders.

                                    B.      If the Agent does not receive
each other  Lender's Pro Rata  Percentage  of such  requested
Advance, and the Agent elects, in its sole discretion, to make the requested Advance on behalf of the Lenders or any of them, the Agent shall be entitled to recover each Lender's Pro Rata Percentage of each Advance together with interest at a per annum rate equal to the Federal Funds Rate during the period commencing on the date such Advance is made and ending on (but excluding) the date on which the Agent recovers such amount. Each Lender is absolutely and unconditionally obligated, without deduction or setoff of any kind, to forward to the Agent its Pro Rata Percentage of each Advance made pursuant to the terms of this Agreement. To the extent the Agent is not reimbursed by such Lender, he Borrower shall repay the Agent immediately on demand, such amount. The Agent shall also be entitled to recover any and all actual losses and damages (including, without limitation, reasonable attorneys' fees) from any Lender failing to so advance upon demand of the Agent. The Agent may set off the obligations of a Lender under this paragraph against any distributions or payments of the Obligations which the Agent would otherwise make available to such Lender at any time.

                           (v)      To the extent and during the time
period in which any Lender fails to provide or delays providing its respective payment to the Agent pursuant to clause (iii) or (iv) above (any such Lender being referred to, during such period, as a "Defaulting Lender"), such Lender's percentage of all payments of the Obligations (but not its Pro Rata Percentage of future Advances required to be funded by such Lender) shall decrease to reflect the actual percentage which its actual outstanding Loans bears to the total outstanding Loans of all Lenders and said amount shall be subordinate to the outstanding Loans of all Lenders.

         In addition, notwithstanding any definition or other provision in this Agreement to the contrary, during any period in which a Lender is a Defaulting Lender and such default continues for three (3) Good Business Days, all calculations for voting purposes among the Lenders shall be made as if the Defaulting Lender were not a Lender and not a party to this Agreement.

2.3      Interest.

                  (a) Prime Based Rate Option. The unpaid principal balance of the Loans, unless subject to the LIBOR Rate Option, shall bear interest, subject to the terms hereof, at a per annum rate equal to the Prime Based Rate. Changes in the Prime Based Rate shall become effective on the same day as the Agent announces a change in its Prime Rate and upon any change in the Applicable Prime Rate Margin occurring hereunder.

                  (b)      LIBOR Rate Option.

                           (i)      So long as no Event of Default has
occurred and is continuing, the Borrower shall have the option to have the unpaid principal balance of the Loans bear interest at the LIBOR Based Rate ("LIBOR Rate Option"), provided that LIBOR Based Rate Loans shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000.00). In no event, however, may the Borrower have more than ten (10) LIBOR Rate Loans outstanding at any one time.

                           (ii)     LIBOR  Based Rate Loans  shall be
selected for a period of either one month, two months, three months or six months duration, as the Borrower may elect, during which the LIBOR Based Rate is applicable (the "LIBOR Interest Period"); provided, however, that
(a) if the LIBOR Interest Period would otherwise end on a day which shall not be a Good Business Day, such LIBOR Interest Period shall be extended to the next succeeding Good Business Day, unless such Good Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Good Business Day subject to clause (c) below; (b) interest shall accrue from and including the first day of each LIBOR Interest Period to, but excluding the day on which any LIBOR Interest Period expires; and (c) with respect to any LIBOR Interest Period which begins on the last Good Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period), the LIBOR Interest Period shall end on the last Good Business Day of a calendar month. No LIBOR Interest Period for any Revolving Credit Loan may end after the Revolving Credit Maturity Date. No LIBOR Interest Period for any Term Loan may end after the Term Loan Maturity Date. Subject to all of the terms and conditions contained herein applicable to a request that a new Advance be a LIBOR Based Rate Loan, the Borrower may extend a LIBOR Based Rate Loan as of the last day of the LIBOR Interest Period to a new LIBOR Based Rate Loan or, subject to clause
(i) above, may convert a portion of the Loans subject to the Prime Based Rate Option to a LIBOR Based Rate Loan. If the Borrower fails to notify the Agent of the LIBOR Interest Period for a subsequent LIBOR Based Rate Loan at least three Good Business Days prior to the last day of the then current LIBOR Interest Period of an outstanding LIBOR Based Rate Loan, then such outstanding LIBOR Based Rate Loan shall become a loan subject to the Prime Based Rate Option at the end of the current LIBOR Interest Period for such outstanding LIBOR Based Rate Loan and shall accrue interest in accordance with Section 2.3(a) above.

                           (iii)    The LIBOR  Rate may be  automatically
adjusted by the Agent on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes after the date hereof in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable LIBOR Interest Period, including but not limited to changes after the date hereof in tax laws (except changes of general applicability in corporate income tax laws as they affect financial institutions) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding any such changes that have resulted in a payment pursuant to Section 2.8 hereof, that increase the cost to the Lenders of funding LIBOR Based Rate Loans. The Agent shall promptly give the Borrower and each Lender notice of such a determination and adjustment, which determination shall be conclusive as to the correctness of the fact and the amount of such adjustment, absent manifest error. The Borrower may, by written notice to the Agent, (A) request the Agent to furnish to the Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment; and/or (B) prepay the LIBOR Based Rate Loan with respect to which such adjustment is made, subject to the requirements of Section 2.5(c) and Section
2.8 below.

                           (iv)     In the event that the  Borrower
shall have  requested  the LIBOR Rate  Option in  accordance  with
Section 2.3(b) and Agent shall have reasonably determined that Eurodollar deposits equal to the amount of the principal of the requested LIBOR Based Rate Loan and for the LIBOR Interest Period specified are unavailable, impractical or unlawful, or that the rate based on the LIBOR Rate will not adequately and fairly reflect the cost of funds of the LIBOR Based Rate applicable to the specified LIBOR Interest Period, of making or maintaining the principal amount of the requested LIBOR Based Rate Loan specified by the Borrower during the LIBOR Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the rate based on the LIBOR Rate applicable to the specified LIBOR Interest Period, the Agent shall promptly give notice of such determination to the Borrower that the rate based on the LIBOR Rate is not available. A determination by the Agent hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (A) the right of the Borrower to select, convert to, or maintain a LIBOR Based Rate Loan hereunder shall be suspended until the Agent shall have notified the Borrower that such conditions shall have ceased to exist (which notice the Agent shall give promptly after such cessation), and (B) the Loans subject to the requested LIBOR Rate Option shall accrue interest in accordance with Section 2.3(a) above.

                           (v)      In  the  event  that,  as a  result
of any changes in applicable law or regulation or the interpretation thereof after the date hereof, it becomes unlawful for a Lender to make or to continue to fund or maintain LIBOR Based Rate Loans or to maintain Eurodollar liabilities sufficient to fund any LIBOR Based Rate Loan, then such Lender shall immediately notify the Agent who shall immediately notify the other Lenders and the Borrower thereof and such Lender's obligations to make, convert to, or maintain a LIBOR Based Rate Loan shall be suspended until such time as such Lender may again cause the LIBOR Based Rate to be applicable to its share of any LIBOR Based Rate Loans and such Lender's share of the Loans subject to the LIBOR Based Rate shall accrue interest in accordance with Section 2.3(a) above. Promptly after becoming aware that it is no longer unlawful for such Lender to maintain such Eurodollar liabilities, such Lender shall notify the Agent who will notify the Borrower and the other Lenders thereof and such suspension shall cease to exist.

(c) Payment Dates. Interest on amounts outstanding under the Term Loan (including without limitation any LIBOR Based Rate Loan) shall be due and payable in arrears on the first day of each calendar month, commencing on the first day of the first full calendar month following the Closing Date. Interest on amounts outstanding under any Revolving Credit Loan (including without limitation any LIBOR Based Rate Loan with an Interest Period of greater than two
(2) months) shall be due and payable in arrears on the first day of each calendar quarter, commencing on the first day of the first full calendar quarter following the Closing Date. In addition to the foregoing, (i) for any LIBOR Based Rate Loan, all accrued and unpaid interest thereon shall be due and payable in full on the last day of the applicable LIBOR Interest Period for such Loan, and (ii) in the case of any Loan, all accrued and unpaid interest thereon shall be due an d payable in full upon the payment in full or any prepayment thereof or the conversion thereof into a Loan of another type (but only on the principal so paid, prepaid or converted).

2.4      Additional Interest Provisions.

                  (a) Calculation of Interest. Interest on the Loans, regardless of the rate option, shall be based on a three hundred sixty (360) day year and charged for the actual number of days elapsed.

                  (b) Limitation on LIBOR Based Rate Loans. Upon the occurrence and continuance of an Event of Default described in Section 8 below, the Agent may in its sole discretion eliminate the availability of LIBOR Based Rate Loans.

                  (c) Default Rate. After the occurrence and during the continuance of an Event of Default hereunder, the Agent may, and shall at the direction of the Majority Lenders, increase the per annum effective rate of interest on all Loans outstanding hereunder, regardless of the rate option, to a rate equal to two percentage points (2%) in excess of the then current applicable interest rate (the "Default Rate"). The Borrower acknowledges that the Default Rate is imposed as a direct result of the increased cost attendant to the administration of the Loans because of said Event of Default.

                  (d) Continuation of Interest Charges. All contractual rates of interest chargeable on outstanding Loans, regardless of the rate option, shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar to the foregoing.

                  (e) Applicable Interest Limitations: In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the Agent, on behalf of the Lenders, shall in its sole reasonable discretion, apply and set off such excess interest received by the Lenders against other Obligations due or to become due hereunder and such rate shall automatically be reduced to the maximum rate permitted by such law.

2.5      Fees.

                   (a) Extension Fee: At the Closing, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a non-refundable extension fee (the "Extension Fee") in an amount equal to one-quarter of one percent (0.25%) of the sum of (i) the aggregate Revolving Credit Facility Pro Rata Shares, and (ii) the initial principal amount of the Term Loan.

                  (b) Unused Line Fee. So long as the Revolving Credit Facility is outstanding and has not been terminated pursuant to the terms hereof, the Borrower shall unconditionally pay to the Agent, for the benefit of the Lenders in accordance with their Pro Rata Percentages, a non-refundable fee (the "Unused Line Fee") based on the Borrower's financial condition, tested quarterly, as follows:

 Total Funded
 Debt to EBITDA         Unused Line Fee
 > 2.25x                35.0 bp
 > 1.75x and < 2.25x    30.0 bp           >    1.25x     and    <
 1.75x                  25.0 bp          < 1.25x       20.0 bp

The Unused Line Fee shall be charged on the average daily unused portion of the Revolving Credit Facility calculated by subtracting the sum of the average daily outstanding balance of all Revolving Credit Loans and Letter of Credit Outstandings from $40,000,000. The Unused Line Fee shall be computed and paid on a quarterly basis, in arrears, on the first day of each April, July, October and January beginning on July 1, 2002, and on the earlier of (i) the Revolving Credit Maturity Date or the date on which the Revolving Credit Facility is terminated by the Borrower pursuant to Section 2.1(d) hereof, and, in the event the Borrower requests a Line Reduction as provided in Section 2.1(d) hereof, on the effective date of such reduction.

                  (c) Termination Amount. LIBOR Based Rate Loans may not be repaid other than on the last day of the applicable LIBOR Interest Period. If the Borrower prepays (for any reason whatsoever, including without limitation any prepayment required in connection with an acceleration of any Loan hereunder) a portion or all of the outstanding debt under a LIBOR Based Rate Loan prior to the last day of the applicable LIBOR Interest Period, the Borrower shall indemnify the Agent on behalf of the Lenders against any loss or expense which the Agent on behalf of the Lenders has sustained or incurred as a consequence of such prepayment in an amount equal to the, Termination Amount (hereinafter defined). As used herein, the term "Termination Amount" means the amount which the Borrower shall pay to the Agent, on behalf of the Lenders, as a premium in connection with a repayment of a LIBOR Based Rate Loan other than on the last day of the applicable LIBOR Interest Period therefor, which amount shall be the amount determined by the Agent on behalf of the Lenders to be the difference between (a) the present value of the interest payments that would have been paid in the future to the Agent on behalf of the Lenders by the Borrower on such repaid portion of the LIBOR Based Rate Loan but for such repayment, and (b) the present value of the interest payments that would be paid in the future to the Agent on behalf of the Lenders at the United States Treasury Rate if on or about the date of repayment the Agent, on behalf of the Lenders, made a hypothetical investment of the repaid portion of the LIBOR Based Rate Loan in United States Treasury securities maturing on or about the date that the repaid portion of the LIBOR Based Rate Loan would have matured but for such repayment and bearing interest accruing from the date of repayment, payable on each date on which the Borrower, but for such repayment, would have paid interest on the repaid portion of principal. "United States Treasury Rate" means a rate of interest per annum equal to (rounded downward to the nearest 1/100 of one percent) the annual yield the Agent on behalf of the Lenders could obtain by purchasing on the date of repayment United States Treasury Securities with semi-annual interest payments, maturing on or about the date on which the repaid portion of the LIBOR Based Rate Loan would have matured.

                  (d) Letter of Credit Fees. The Borrower shall pay: (i) to the Agent, for the ratable benefit of the Lenders, a fee (the "Letter of Credit Fee") in an amount equal to the Letter of Credit Applicable Margin, which fee shall be computed on the daily average Letter of Credit Outstandings and shall be payable quarterly in arrears on the first Business Day of each January, April, July and October following the issuance of each Letter of Credit and on the last day of the Revolving Credit Term; and (ii) to the Agent for its own account a fronting fee ("Fronting Fee") at the time of the issuance of each Letter of Credit in an amount equal to one-eighth of one percent (0.125%) of the face amount of such Letter of Credit. The Borrower shall also pay to the Agent for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to letters of credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation and administration of the Letters of Credit.

                  (e) Calculation of Fees. All fees provided for in this Section
2.5 shall be based on a three hundred sixty (360) day year and charged for the actual number of days elapsed.

                  (f) Defined Fee Terms. The Extension Fee, the Unused Line Fees, the Termination Amount, the Frontage Fees, and the Letter of Credit Fees are hereinafter sometimes referred to individually as a "Fee" and, collectively, as the "Fees".

2.6      Prepayments.

                  (a) LIBOR Based Rate Loans. Apart from the provisions of
Section 2.5(c) above, if applicable, no portion of any LIBOR Based Rate Loan may be prepaid at any time unless the Borrower first satisfies in full its obligations under Section 2.8 below arising from such prepayment.

                  (b) Prime Based Rate Loans. Prime Based Rate Loans may be prepaid at any time and from time to time in whole or in part without premium or penalty, provided that any such prepayment under the Term Loan shall be in a minimum amount of $500,000.00 and integral multiples thereof.
                  (c) Mandatory Prepayment of Term Loan. Pursuant to the terms and provisions of this Agreement, as security for, among other things, Borrower's performance of its obligations under the Loan Documents, Borrower has heretofore pledged to, and granted a security interest in favor of, Agent, for the benefit of the Lenders, in the Collateral. Included within the Collateral is a certain federal income tax refund owed to RCM by the United States Government in the approximate amount of $3,900,000.00 (the "Pledged Tax Refund"). Notwithstanding any other provision contained in this Agreement or the other Loan Documents, Borrower shall also be required to make an additional payment(s) of principal under the Term Loan in an amount equal to the amount of the proceeds of the Pledged Tax Refund received by Borrower, which such payment(s) shall be made on the date(s) on which Borrower actually receives any of said proceeds. The principal payment(s) required to be made by Borrower under this
Section 2.6(c) shall be applied first to accrued but unpaid interest on the Term Loan and then to the principal payments due under the Term Loan in the inverse order of maturity. Prior to the occurrence of an Event of Default or Unmatured Event of Default, Agent shall be permitted, at its sole option, to the extent any principal payment is to be applied to the outstanding balance of a LIBOR Based Rate Loan under this Section 2.6(c), to elect to hold such payment and not apply it against the outstanding balance of said LIBOR Based Rate Loan, until the earlier to occur of (a) an Unmatured Event of Default, (b) an Event of Default, (c) the end of the applicable LIBOR Interest Period, or (d) the thirtieth day following the Agent's receipt of such proceeds. If the application of any payment made by Borrower pursuant to this Section 2.6(c) is delayed pursuant to the immediately preceding sentence, interest shall continue to accrue on the outstanding principal of the Term Loan until such payment is actually applied by Agent to reduce the outstanding principal balance of the Term Loan.

                  (d) Proceeds of Collateral. Except for sales or dispositions in the ordinary course of The Borrower's business and with respect to equipment which is replaced, the Borrower shall, upon the receipt of proceeds from the sale or other disposition of any Collateral, hold such proceeds in trust for Lenders and immediately remit in specie, all such proceeds to the Agent.

2.7 Use of Proceeds. The extensions of credit hereunder and the proceeds of the Loans shall be used by the Borrower solely for (i) the financing of Acquisitions (subject to the conditions set forth below), (ii) to refinance all existing indebtedness owed by the Borrower pursuant to the Original Loan Agreement, and
(iii) for working capital and other general corporate purposes. The total cash consideration paid or owed by the Borrower in connection with all Acquisitions closed after December 31, 2001 and prior to the termination of this Agreement shall not exceed $3,000,000.00, in the aggregate. (For purposes of this Section 2.7, cash consideration paid or owed for consulting services, agreements not to compete or similar arrangements shall be considered paid or owed in connection with an Acquisition).

2.8      Indemnity/Loss of Margin.

                  (a) The Borrower shall indemnify, defend and hold harmless the Agent and the Lenders against any and all out of pocket loss, liability, cost or expense which the Agent and any Lender or Lenders may sustain or incur as a consequence of (i) any failure of the Borrower to obtain, convert or extend any LIBOR Based Rate Loan after notice thereof has been given to the Agent; or (ii) any payment, prepayment, termination or conversion of a LIBOR Based Rate Loan made for any reason on a date other than the last day of the applicable LIBOR Interest Period therefor. The Borrower shall pay the full amount thereof to the Agent, for the ratable benefit of the Lenders, within fifteen (15) days of a demand therefor by the Agent.

                  (b) In the event that any future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any future guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, or other similar requirement with respect to deposits in or for the account of, or loans or advances or commitment to make loans or advances by a Lender and the result of any of the foregoing is to increase the costs of a Lender, reduce the income receivable by or return on equity of a Lender or impose any expense upon a Lender with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, such Lender shall so notify the Agent in writing. Upon notice from the Agent, the Borrower agrees to pay such Lender the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense after presentation by such Lender of a statement in reasonable detail concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall be limited to ninety (90) days and shall set forth a brief explanation of the amount and such Lender's calculation of the amount (in determining such amount such Lender may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent error. The terms of this Agreement and the Loan Documents shall be amended to eliminate any such expenses and/or loss to the Lenders.

2.9 Capital Adequacy: If any future law, governmental rule, regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which any Lender allocates capital resources to its commitments (including any commitments hereunder), and as a result thereof, in the opinion of such Lender, the rate of return on such Lender's capital with regard to the Loans and/or its obligations hereunder is reduced to a level below that which such Lender could have achieved but for such circumstances taking into account such Lender's policies regarding capital adequacy, then in such case and upon notice from the Agent to the Borrower, from time to time, the Borrower shall pay such Lender such additional amount or amounts as shall compensate such Lender for such reduction in its rate of return. Such notice shall contain the statement of such Lender in reasonable detail with regard to any such amount or amounts which shall, in the absence of error, be binding upon the Borrower. In determining such amount, such Lender may use any reasonable method of averaging and attribution that it deems applicable. In the event that a Lender, other than Citizens, exercises its rights under this
Section 2.9, the Borrower shall have the option to replace such Lender with another financial institution (acceptable to the Agent) who will purchase all (but not part) of such Lender's interest in the Loans then outstanding hereunder. Such Lender shall be required to assign and transfer to the financial institution obtained by the Borrower, pursuant to an agreement reasonably satisfactory to such Lender and the Agent, and without representation, warranty or recourse, its respective interest in the Loans then outstanding hereunder in exchange for full payment of the outstanding balances thereof, with accrued interest and all unpaid Fees.


SECTION 3.         COLLATERAL

3.1 Description: As security for the payment of the Obligations, and satisfaction by the Borrower of all covenants and undertakings contained in this Agreement and the other Loan Documents:

                  (a) The Borrower has heretofore assigned and granted to the Agent, on behalf of the Lenders, a continuing first lien on and security interest in, upon and to all of its Property and business assets, including without limitation the following described Property (the "Collateral"):

                           (i)      Accounts,  Contract  Rights,  Etc. -
 All now owned and  hereafter  acquired,  created,  or arising
Accounts, accounts receivable, notes receivable, contract rights, chattel paper, documents (including documents of title), instruments and letters of credit;

                           (ii)     Inventory - All now owned or hereafter
 acquired, created or arising Inventory of every nature and kind, wherever located;

                           (iii)    Equipment - Except as set forth in
Section 7.3(d), all now owned or hereafter acquired equipment, including without limitation machinery, furniture and fixtures, wherever located, and all replacements, parts, accessories, substitutions and additions thereto;

                           (iv)     General Intangibles - All now owned
and hereafter acquired, created or arising general intangibles of every kind and description, including, but not limited, to all existing and future customer lists, telephone lists and directories, choses in action, loans, claims, books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, blueprints, drawings, designs and plans, trade secrets, formulae, tax and any other types of refunds, rights to or in employee or other pension, retirement or similar plans and any assets thereof, or any portion thereof, including without limitation refunds for overpayments, distributions upon termination, reversion of any surplus assets or otherwise, returned and unearned insurance premiums, rights and claims under insurance policies relating to the Collateral, computer information, software, records, data and, except where the terms of same prohibit the grant of a security interest, contracts, contract rights, distributorship agreements, licenses and license agreements.

                           (v)      Deposit Accounts and Related Property -
All now existing and hereafter acquired or arising deposit accounts, investment accounts, commercial paper, investment property, including investment securities, and certificates of deposit, of every nature, wherever located, and all documents and records associated therewith;

                           (vi)     Property in Lender's  Possession  -
All Property, now or hereafter in the Agent's or any Lender's possession;

                           (vii)    Other  Property - All other
 personal Property of such entity not described above whether now existing or hereafter acquired;

(viii)   Intercompany Notes - All Intercompany Notes; and

                           (ix)     Proceeds - The  proceeds
(including, without limitation, insurance proceeds), whether cash or non-cash, of all of the foregoing.

(b) The Borrower hereby covenants, confirms and agrees that, as security for the repayment of the Obligations, the Agent, for the benefit of the Lenders has, or is hereby granted, and shall therefore have and continue to have, a continuing first priority lien on and security interest in all of the Collateral, all whether now existing or hereafter acquired, created or arising, and all proceeds thereof, including without limitation, a first priority lien on certain Property granted to the Lenders under a Collateral Pledge Agreement dated August 19, 1998, and a certain Trademark Security Agreement dated August 19, 1998, except to the extent otherwise expressly provided in Section 3.1(c) and Section 6.19 of this Agreement. The Borrower acknowledges and agrees that nothing contained herein or in any other Loan Document in any way impairs the Agent's existing security interests, rights or priority in the Collateral.

(c) Notwithstanding any other provision in the Loan Documents to the contrary, RCM shall not be required to pledge as security for the Obligations more than sixty-five percent (65%) of the issued and outstanding stock in any of its Subsidiaries incorporated under the laws of Canada (or any province thereof).

3.2 Lien Documents: At the Closing and thereafter as the Agent deems necessary, the Borrower shall execute and deliver to the Agent, or have executed and delivered (all in form and substance reasonably satisfactory to the Agent):

                  (a) Financing Statements - Financing statements pursuant to the UCC, which the Agent, on behalf of the Lenders, may file in any jurisdiction where the Borrower is located, where any Collateral is or may be located and in any other jurisdiction that the Agent deems appropriate; and

(b) Other Agreements - Any other agreements, documents, instruments and writings, including, without limitation, patent and trademark security agreements, reasonably required by the Agent to evidence, perfect or protect the Lenders' Liens and security interests in the Collateral or as the Agent may reasonably request from time to time.

3.3 Other Actions: In addition to the foregoing, the Borrower shall do anything further that may be lawfully and reasonably required by the Agent to secure the Lenders and effectuate the intentions and objects of this Agreement, including, but not limited to, execution and delivery of continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder. At the Agent's request, the Borrower shall also promptly deliver (with execution by the Borrower of all necessary documents or forms to reflect the Agent's Lien thereon) to the Agent as bailee for Lenders, all items for which the Lenders must receive possession to obtain a perfected security interest, including without limitation, all notes, letters of credit, documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.

3.4 Searches: The Agent shall, prior to or at the Closing, and thereafter as the Agent or the Majority Lenders acting through the Agent may reasonably determine from time to time, at the Borrower's expense, obtain the following searches (the results of which are to be consistent with the warranties made by the Borrower in this Agreement):

                  (a) UCC Searches: UCC searches with the Secretary of State and local filing office of each state or Canadian province where the Borrower is located, maintains its executive office, a place of business, or any assets;

                  (b)      Judgments,  Etc.:  Judgment,
 federal tax lien and corporate tax lien searches, in all applicable filing offices of each state or province searched under subparagraph (a) above.

                  The Borrower shall, prior to or at Closing and at its expense, obtain and deliver to the Agent good standing certificates showing the Borrower to be in good standing in its state or province of incorporation and in each other state or foreign country in which it is doing and presently intends to do business, except any such jurisdiction for which such failure to be so qualified will not have a Material Adverse Effect or adversely effect the Agent's and/or the Lenders' rights hereunder.

3.5 Landlord's Waivers: The Borrower will use commercially reasonable efforts to cause each landlord or warehouseman at its Parsippany, New Jersey location and such other present and future locations of Borrower identified by the Agent from time to time, to execute and deliver to Agent an instrument, in form and substance reasonably satisfactory to Agent, under which such landlord or warehouseman waives its/his/their right to distrain on or foreclose against the Collateral.

3.6 Filing Security Agreement: A carbon, photographic or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

3.7 Power of Attorney: By its signature hereon, the Borrower hereby irrevocably authorizes the Agent to execute (on behalf of the Borrower) and file against the Borrower one or more financing, continuation or amendment statements pursuant to the UCC in form satisfactory to the Agent in its sole discretion, and the Borrower will pay the cost of preparing and filing the same in all jurisdictions in which such filing is deemed by the Agent to be necessary or desirable in order to perfect, preserve and protect its security interests. Each of the officers of the Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for the Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of the Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to the Borrower and constitute collections on the Borrower's Accounts or proceeds of other Collateral; (b) execute in the name of the Borrower any financing statements, schedules, assignments, instruments, documents and statements that the Borrower is obligated to give the Agent hereunder or is necessary to perfect the Agent's security interest or lien in the Collateral; (c) to verify validity, amount or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise in accordance with the customary procedures of the Agent's asset based lending department; and (d) following an Event of Default and during the continuance thereof, do such other and further acts and deeds in the name of any such entity that the Agent may reasonably deem necessary or desirable to enforce any Account or realize upon any other Collateral. This power of attorney is coupled with an interest, and is irrevocable until the Obligations are indefeasibly paid in full.

3.8 Verifications: The Agent, on behalf of the Lenders, shall be entitled to verify the validity, amount, or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise in accordance with the customary procedures of the Agent.

SECTION 4.         CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

         Closing under this Agreement is subject to the following conditions precedent (all documents to be in form and substance satisfactory to the Agent and Lenders and their respective counsel):

4.1 Resolutions, Opinions, and Other Documents: Each of the Borrowers shall have delivered to the Agent the following:


                  (a) this Agreement, the Term Notes and the Revolving Credit Notes all properly executed;

                  (b)      each document and  agreement  required
 to be executed under any provision of this Agreement or any related agreement;

                  (c) certified copies of (i) resolutions of the board of directors of the Borrower authorizing the execution of this Agreement, the Term Notes and the Revolving Credit Notes to be issued hereunder and each document required to be delivered by any Section hereof and (ii) the Borrower's Articles or Certificate of Incorporation and By-laws (or other constituent document);

                  (d) an incumbency certificate for the Borrower identifying all Authorized Officers, with specimen signatures;

                  (e) a written opinion of the Borrower's independent legal counsel addressed to the Agent for the benefit of all of the Lenders and opinions of such other counsel as the Agent deems necessary;

                  (f) a certification by the Borrower signed on its behalf by the chief financial officer of the Borrower that there has not occurred any material adverse change in the operations and condition (financial or otherwise) of the Borrower since December 31, 2001;

                  (g) payment by the Borrower of all Fees owing to the Agent and/or the Lenders and all Expenses associated with the Loans incurred on or prior to the Closing Date;

                  (h) agreements, in form and substance satisfactory to the Agent in its sole discretion, subordinating all Intercompany Notes, including but not limited to intercompany or acquisition related indebtedness and other indebtedness which is not Permitted Indebtedness;

                  (i) Uniform Commercial Code, judgment, federal and state tax lien searches against the Borrower, at the Borrower's expense, showing that the Collateral is not subject to any Liens except for Permitted Liens, together with Good Standing and Corporate Tax Lien Search Certificates showing no Liens on the Borrower's Property (including without limitation the Collateral) and showing the Borrower to be in good standing in each jurisdiction as required by Section
3.4 above;

                  (j) certificates evidencing each Borrower's compliance in all material respects with all Federal, State and local laws;

                  (k) all documents necessary to evidence and perfect the Agent's, on behalf of the Lenders, security interests in all of the Borrower's intellectual property including but not limited to trademark and copyright assignments, registration with the U.S. Patent and Copyright offices and powers of attorney;

(l) certified copies of or original hazard, liability, business interruption and workman's compensation insurance policies, with coverage on terms and in amounts acceptable to the Agent and confirming that the Agent has been named as co-insured and loss payee, on behalf of the Lenders, on each such policy; and

(m) a Compliance Certificate evidencing the Borrower's compliance with all of the financial covenants set forth in this
Agreement as of March 31, 2002;

4.2 Absence of Certain Events: At the Closing Date, no Event of Default or Unmatured Event of Default hereunder shall have occurred and be continuing.

4.3 Warranties and Representations at Closing: The warranties and representations contained in Section 5 as well as any other Section of this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date. The Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

4.4 Compliance with this Agreement: The Borrower shall have performed and complied with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 6 and 7 hereof, which are required to be performed or complied with by the Borrower before or at the Closing Date.

4.5 Officer's Certificate: The Agent shall have received a certificate dated the Closing Date and signed on the Borrower's behalf by the chief financial officer and President of each Borrower certifying that all of the conditions specified in this Section have been fulfilled.

4.6 Closing: Subject to the conditions of this Section 4, the Revolving Credit Facility shall be made available, and the proceeds of the Term Loan shall be advanced by the Lenders to or on behalf of the Borrower, on the date ("Closing Date") this Agreement is executed and all of the conditions contained in Section
4.1 hereof are completed or waived by the Agent (the "Closing").

4.7 Non-Waiver of Rights: By completing the Closing hereunder, or by making Advances, extending the Term Loan and/or issuing a Letter of Credit hereunder, the Agent and the Lenders do not thereby waive a breach of any warranty or representation made by the Borrower hereunder or any agreement, document, or instrument delivered to the Agent or any Lender, or otherwise referred to herein, including without limitation, the Original Loan Agreement and all documents executed or delivered in connection therewith, any claims and rights of the Agent or any Lender resulting from any breach or misrepresentation by the Borrower are specifically reserved by the Agent and the Lenders.


SECTION 5.         REPRESENTATIONS AND WARRANTIES

         To induce Lenders to complete the Closing, make the proceeds of the Term Loan available to or on behalf of the Borrower and make the initial Advances under the Revolving Credit Facility to the Borrower, each Borrower, jointly and severally, warrants and represents to the Agent and the Lenders that:

5.1      Corporate Organization and Validity.

                  (a) Each Borrower is a corporation duly organized and validly existing under the laws of its state of incorporation, is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state where the nature and extent of its business requires qualification, except where the failure to so qualify will not have a Material Adverse Effect. An accurate list and/or description of its name and all states and other jurisdictions where each Borrower is incorporated or is qualified to do business is attached hereto as Exhibit "5.1" and made a part hereof.

                  (b) The making and performance of this Agreement and the other Loan Documents will not violate or result in a default (immediately or with the passage of time) under any law, government rule or regulation, or the charter, minutes or bylaw provisions of any Borrower, or any material contract, agreement or instrument to which the Borrower is a party, or by which it is bound which violation would have a Material Adverse Affect. The Borrower is not in violation of and has not knowingly caused any Person to violate any term of any material agreement or instrument to which it or such Person is a party or by which it may be bound or of its charter, minutes or its bylaws which violation would have a Material Adverse Affect.

                  (c) Each Borrower has all requisite corporate power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement, and the documents and related agreements required hereby.

                  (d) This Agreement, the Term Notes and the Revolving Credit Notes to be issued hereunder, and all related agreements and documents required to be executed and delivered by the Borrower hereunder, when delivered, will be valid and binding upon The Borrower, and enforceable in accordance with their respective terms subject to bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general equitable principles.

5.2 Places of Business: The only places of business of the Borrower, and the places where it keeps and intends to keep its Property and records concerning its Property, are at the addresses listed in Exhibit "5.2" attached hereto and made a part hereof.

5.3 Pending Litigation: There are no judgments or judicial or administrative orders, proceedings, litigation or investigations (civil or criminal) pending, or to the knowledge of the Borrower threatened, against the Borrower in any court or before any governmental authority or arbitration board or tribunal which is reasonably likely to have a Material Adverse Effect, except as shown in Exhibit "5.3" attached hereto and made a part hereof. The Borrower is not in default with respect to any order of any court, governmental authority, regulatory agency or arbitration board or tribunal. Neither the Borrower nor any executive officer of the Borrower has been indicted or convicted in connection with or is engaging in any criminal conduct, or is currently subject to any lawsuit or proceeding or, to the Borrower's knowledge, under investigation in connection with any anti-racketeering or criminal conduct or activity.

5.4 Title to Properties: The Borrower has good and marketable title to all the Property constituting Collateral, free from Liens, except those of the Agent and/or the Lenders, except for Permitted Liens as set forth in Section 7.3 and those Liens set forth on Exhibit "5.4", attached hereto and made a part hereof.

5.5 Governmental Consent: Except as set forth on Exhibit "5.5", neither the nature of the Borrower or of its business or Property, nor any relationship between the Borrower and any other Person, nor any circumstance affecting the Borrower in connection with the issuance or delivery of this Agreement or the other Loan Documents, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Borrower in connection with the execution and delivery of this Agreement or the issuance or delivery of the other Loan Documents.

5.6 Taxes: All tax returns required to be filed by the Borrower in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower, or upon any of its respective Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP. The Borrower is not aware of any proposed additional tax assessment or tax to be assessed against or applicable to the Borrower that would be reasonably likely to have a Material Adverse Effect.

5.7 Financial Statements: RCM's consolidated and consolidating annual audited balance sheets as of December 31, 2001, and the related income statement and statement of cash flow as of such date, accompanied, by the unqualified report thereon, by the Borrower's independent certified public accountants, (complete copies of which have been delivered to the Agent), have been prepared in accordance with GAAP and present fairly, the financial position of the Borrower as of such date and the results of its operations for such period. The Borrower's fiscal year ends on December 31 of each calendar year. The Borrowers' federal tax identification numbers are set forth on Exhibit "5.7" hereto.

5.8 Full Disclosure: Neither the financial statements referred to in Section 5.7, nor this Agreement nor any other Loan Document or any financial projections, written reports or certificates regarding Accounts or Inventory, or other financial statements or reports furnished by the Borrower to the Agent or any Lender in connection with the negotiation of this Agreement or contained in any financial statements or documents relating to the Borrower, as of the time they were furnished, contained any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

5.9 Subsidiaries: The Borrower has no Subsidiaries or Affiliates, except as listed on Exhibit "5.9" attached hereto and made a part hereof.

5.10     Guarantees, Contracts, etc:

                  (a) The Borrower does not own or hold equity or long term debt investments in, have any outstanding advances to, or serve as guarantor, surety or accommodation maker for the obligations of, or have any outstanding borrowings from, any Person, or has entered into any leases for real or personal property (whether as landlord or tenant), except as described in Exhibit "5.10", attached hereto and a made part hereof.

                  (b) The Borrower is not a party to any contract or agreement, or subject to any charter or other corporate restriction, which is reasonably likely to have a Material Adverse Effect.

                  (c) Except as otherwise specifically provided in this Agreement, the Borrower has not agreed or consented to cause or permit any of its Property whether now owned or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to a Lien not permitted by this Agreement.

5.11     Government Regulations, etc:

                  (a) The use of the proceeds of and the Borrower's issuance of the Revolving Credit Notes and the Term Notes will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, Regulations U, T, G and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower neither owns nor intends to carry or purchase any "margin stock" within the meaning of said Regulation U.

                  (b) The Borrower has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its Property and for the conduct of its business, except those which, if not obtained, would have or could have a Material Adverse Effect.

                  (c) As of the date hereof, no employee benefit plan ("Pension Plan"), as defined in Section 3(2) of ERISA, maintained by the Borrower or under which the Borrower could have any liability under ERISA (i) has failed to meet the minimum funding standards established in Section 302 of ERISA, except for any such failure corrected in full prior to the date hereof, and described on Exhibit "5.11", attached hereto and made a part hereof; (ii) has failed to comply in all material respects with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, (iii) has engaged in or been involved in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code which would subject the Borrower to any material liability, or (iv) has been terminated if such termination would subject the Borrower to any material unfunded liability. The Borrower has not assumed, or received notice of a claim asserted against the Borrower for, withdrawal liability (as defined in Section 4207 of ERISA) with respect to any multi- employer pension plan and is not a member of any Controlled Group (as defined in ERISA). The Borrower has timely made all contributions when due with respect to any multi-employer pension plan in which it participates and no event has occurred triggering a claim against the Borrower for withdrawal liability with respect to any multi-employer pension plan in which the Borrower participates. All Pension Plans and multi-employer pension plans to which the Borrower participates are listed on Exhibit "5.11" attached hereto and made a part hereof.

                  (d) The Borrower is not in violation of, or has knowingly caused any Person to violate, any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof (including without limitation, environmental laws and regulations), which violation is reasonably likely to have a Material Adverse Effect. The Borrower has not received written notice that it is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency or department thereof (including without limitation, environmental laws and regulations), which violation is reasonably likely to have a Material Adverse Effect.

5.12 Business Interruptions: Except as set forth in Exhibit "5.12" hereof, within five (5) years prior to the date hereof, none of the business, Property or operations of the Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against the Borrower. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances affecting the business being operated by the Borrower.

5.13

         Names:

                  (a) Within the five (5) year period prior to the Closing Date, the Borrower has not conducted business under or used any other name (whether corporate or assumed) except for the names shown on Exhibit "5.13(a)", attached hereto and made a part hereof. The Borrower is the sole owner of all names listed on such Exhibit "5.13(a)" and any and all business done and all invoices issued in such trade names are the Borrower's sales, business and invoices. Each trade name of the Borrower represents a division or trading style of the Borrower and not a separate corporate subsidiary or affiliate or independent entity.

                  (b) All registered trademarks, patents or copyrights, or such as to which applications for registration have been submitted, which the Borrower uses, plans to use or has a right to use are listed on Exhibit "5.13(b)" attached hereto and made a part hereof. The Borrower is the sole owner of such Property except to the extent any other Person has claims or rights in such Property, as such claims and rights are described on such Exhibit "5.13(b)". To the best of the Borrower's knowledge, the Borrower is not in violation of any rights of any other Person with respect to such Property.

5.14 Other Associations: The Borrower is not engaged or does not have an interest in any joint venture or partnership with any other Person except as described on Exhibit "5.14" attached hereto and made a part hereof.

5.15     Environmental Matters:  The Borrower has no knowledge:

                  (a) of the presence of any Hazardous Substances that require remediation under any applicable environmental statute, rule or regulation of any governmental entity presently in effect on any of the real property on which the Collateral is located including, without limitation, the properties listed on Exhibit "5.15(a)", or

                  (b) of any on-site spills, releases, discharges, disposal or storage of Hazardous Substances that have occurred or are presently occurring on any of such real property in violation of any applicable environmental statute, rule or regulation of any governmental entity presently in effect, or

                  (c) of any spills, releases, discharges or disposal of Hazardous Substances that have occurred or are presently occurring at other real properties as a result of the activities or omissions of the Borrower or for which the Borrower is reasonably likely to be held responsible in violation of any applicable environmental statute, rule or regulation of any governmental entity presently in effect, or

                  (d) of any notice, summons, citation or other communication sent to the Borrower from any state or federal agency concerning any intentional or unintentional action or conduct, inaction or omission, past or present which is or may be in violation of any state or federal environmental law, rule or regulation.

As used herein, the term "Hazardous Substances" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, by any environmental statute, rule or regulation of any governmental entity presently in effect and applicable to such real property.

5.16 Regulation O: No director, executive officer or principal shareholder of the Borrower is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director" (when used with reference to a Lender), "executive officer" and "principal shareholder" have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

5.17 Capital Stock: The authorized and outstanding Capital Stock of the Borrower is as set forth on Exhibit "5.17" attached hereto and made a part hereof. All of the outstanding Capital Stock of the Borrower has been duly and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all Federal and state laws and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities. Except for the rights and obligations set forth in Exhibit "5.17", there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which the Borrower or any of its shareholders is bound relating to the issuance, transfer, voting or redemption of shares of its capital stock or any preemptive rights held by any Person with respect to the shares of the Borrower's Capital Stock. Except as set forth in Exhibit "5.17", the Borrower has not issued any securities convertible into or exchangeable for shares of its Capital Stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

5.18 Solvency: The Borrower is solvent, able to pay its debts as they become due, and has capital sufficient to carry on its business and all businesses in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts. The Borrower will not be rendered insolvent by the execution and delivery of this Agreement or any of the other documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder, other than the potential insolvency of a Subsidiary of RCM (as a Borrower) arising as a result of such Subsidiary being fully liable solely for the Obligations due to the joint and several nature of the Obligations.

5.19 Patents, Trademarks, Etc: Except as set forth on Exhibit 5.19 attached hereto and made a part hereof, (a) the Borrower does not require any patents, trademarks or other intellectual property, or any license(s) to use any patents, trademarks or other intellectual property in order to conduct business; and (b) the Agent will not require any patents, trademarks or other intellectual property or any licenses to use the same in order conduct business after the occurrence of an Event of Default.

5.20 Investment Company: The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is the Borrower controlled by such a company.

5.21

         Location of Customer Lists: The Borrower has a complete and accurate list of all of RCM's and its Subsidiaries' customers names and addresses kept at 277 Fairfield Road, Suite 210, Fairfield, New Jersey, 07004.

5.22 Offering, Syndication, Etc.: Since January 1, 2002, there has been no additional offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or any Affiliate.

5.23. Government Contracts. Each of the contracts or other agreements currently between any Borrower and the (i) Comptroller of the Currency, (ii) Jet Propulsion Laboratory, and (iii) the New York City Board of Education, does not contain any provision which would prohibit such Borrower from taking such steps as is determined necessary by the Agent to perfect the Agent's and the Lenders' security interest in the Accounts arising from any such contract or agreement, including but not limited to any notices or filings required under the Assignment of Claims Act of 1940, as amended, or any other applicable law.

5.24. Canadian Operations. The only Borrower which owns any Accounts arising out of operations in Canada is RCM Technologies
Canada Corp. and all payments on such Accounts are made solely to the office of that Borrower located in Mississauga, Ontario.

SECTION 6.         AFFIRMATIVE COVENANTS

         The Borrower covenants that until all of the Obligations to the Lenders are indefeasibly paid and satisfied in full and the Revolving Credit has been terminated:

6.1 Payment of Taxes and Claims: The Borrower shall pay, before they become delinquent,

                  (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

                  (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons entitled to the benefit of statutory or common law Liens, which, if unpaid, would result in the imposition of a Lien upon its Property; provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge, levy, claim or demand if the amount, applicability or validity thereof shall at the time be contested in good faith and by appropriate proceedings by the Borrower, and if the Borrower shall have set aside on its books adequate reserves in respect thereof, in accordance with GAAP; which deferment of payment is permissible so long as no Lien other than a Permitted Lien has been entered and the Borrower's title to, and its right to use, its Property are not materially adversely affected thereby.

6.2      Maintenance of Properties and Corporate Existence:

                  (a) Property - The Borrower shall maintain its Property in good condition and make all renewals, replacements, additions, betterments and improvements thereto in the ordinary course of business, as the Borrower deems reasonably necessary in good faith in the exercise of its business judgment, and will pay and discharge when due the cost of repairs and maintenance to its Property.

                  (b) Property Insurance - The Borrower shall maintain insurance on all insurable tangible Property against fire, flood, casualty and such other hazards (including, without limitation, extended coverage, workmen's compensation, boiler and machinery) in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as the Borrower and reasonably acceptable to the Agent. At or prior to Closing, the Borrower shall furnish the Agent with a schedule of all such insurance prepared by its insurance broker, and certificates of insurance with respect thereto (including the text of the Lender's Loss Payable Clause in favor of the Agent required below), or such other evidence of insurance as the Agent may require. The Borrower shall furnish the Agent with a copy of each such policy at the Closing. In the event the Borrower fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, the Agent (on behalf of the Lenders) may do so for the Borrower, but the Borrower shall continue to be liable for the same. The policies of all casualty insurance shall contain standard Lender's Loss Payable Clauses issued in favor of the Agent (on behalf of the Lenders) indicating that the Agent is sole Lender Loss Payee, under which all losses thereunder shall be paid to the Agent (on behalf of the Lenders) as the Agent's interest may appear provided that the Agent will release insurance proceeds to the Borrower for repair or replacement provided that the Borrower demonstrates to the satisfaction of the Agent that (i) the business interruption resulting from the casualty will not have a Material Adverse Effect; (ii) the Borrower has the financial resources to effectuate repairs and/or restoration; and (iii) the repairs and/or restoration can be completed within sixty (60) days. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to the Agent and shall insure Lenders notwithstanding the act or neglect of the Borrower. The Borrower hereby appoints the Agent as its attorney-in-fact, exercisable at the Agent's option (without any obligation to do so), to endorse any check which may be payable to the Borrower, and to file proofs of loss with respect to any insurance claims, in order to collect the proceeds of such insurance and any amount or amounts collected by the Agent pursuant to the provisions of this paragraph may be applied by the Agent to the Obligations. The Borrower further covenants that all insurance premiums due and owing under their current casualty policies have been paid. The Borrower also agrees to notify the Agent, promptly, upon any receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.

                  (c) Public and Products Liability Insurance - The Borrower shall maintain, and shall deliver to the Agent upon the Agent's request evidence of, public liability and business interruption insurance in such amounts as are reasonably acceptable to the Agent, but in any event not more than are customary for companies in the same or similar businesses located in the same or similar area.

                  (d) Financial Records - Consistent with the existing practice of the Borrower, it shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. The Borrower shall not change its fiscal year end date without providing the Agent with thirty (30) days prior written notice thereof, provided that the Borrower may make such change only once prior to the Revolving Credit Maturity Date.

                  (e) Corporate Existence and Rights - The Borrower shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its existence, good standing in all jurisdictions where its failure to be in good standing would likely result in a Material Adverse Effect, and all of its rights, licenses and franchises, the absence of which might result in a Material Adverse Effect.

                  (f) Compliance with Laws - The Borrower shall (i) be in material compliance with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local, (including, without limitation, environmental or environmental-related laws, statutes, ordinances, rules, regulations and notices); (ii) shall obtain and maintain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business, which violation or failure to obtain or maintain causes or might cause a Material Adverse Effect. The Borrower shall timely satisfy all assessments, fines, costs and penalties imposed by any governmental body against the Borrower or any Property of the Borrower subject to the provisions of Section 6.1 above.

6.3      Business Conducted:

                  (a) The Borrower shall continue in the business presently operated by it using commercially reasonable efforts to maintain its customers and goodwill. The Borrower shall not engage, directly or indirectly, in any material respect in any line of business substantially different from the business conducted by the Borrower immediately prior to the Closing Date, unless such line of business is reasonably related to such business so conducted prior to the Closing Date.

                  (b) The Borrower shall comply with all agreements to which it is a party and by which it is bound and comply with all laws and regulations applicable to it, to the extent that such non-compliance is reasonably likely to have a Material Adverse Effect.

6.4 Litigation: The Borrower, upon having knowledge thereof, shall give prompt notice to the Agent of (a) the commencement against the Borrower of any litigation claiming from the Borrower more than $200,000.00 in excess of any available insurance coverage the Borrower may have for such claim, and (b) any other claims made against the Borrower, or investigations or proceedings commenced against the Borrower the existence of which or adverse disposition of which might have a Material Adverse Effect.

6.5      Taxes:

                  (a) Notwithstanding any other provision of this Agreement (other than 6.5(f) and (g)), any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts or withholding taxes, and all liabilities with respect thereto, excluding taxes imposed on the Agent's or any Lender's net income or gross receipts and capital stock or franchise taxes or similar taxes imposed on the Agent or any Lender (all such non-excluded taxes, levies, imports, withholding taxes and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.5) such Lender or the Agent shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other general intangible, excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.5) paid by such Lender or the Agent in respect of any and all payments made by the Borrower hereunder, as the case may be, and any liability (including penalties, interest and expenses other than those resulting from the failure of a Lender or the Agent to pay any Taxes or Other Taxes for which it shall have received an indemnity payment hereunder) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made promptly after the date any Lender or the Agent, as the case may be, makes written demand therefor showing in reasonable detail the basis for such demands. If a Lender or the Agent shall become aware that it is entitled to receive a refund of taxes or other taxes (including penalties and interest) paid or indemnified by the Borrower under this Section, it shall notify the Borrower and shall, promptly after receipt of a request by the Borrower, apply for and pursue such a refund at the Borrower's expense. If any Lender or the Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender or the Agent has received payment from the Borrower hereunder it shall promptly upon receipt repay such refund to the Borrower without interest, except to the extent interest shall have accompanied such refund, provided that the Borrower, upon the request of such Lender or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender or the Agent in the event such Lender or the Agent is required to repay such refund.

                  (d) Within 45 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender or the Agent, the Borrower will furnish to the Agent, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 6.5 shall survive the payment in full of all Obligations hereunder.

                  (f) On or prior to the date it becomes a party to this Agreement, each Lender that is organized outside of the United States shall deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 4224, 1001 or W-8 and any other certificate or statement or exemption required by Treasury Regulation Section 1.1441-4(a) or
Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax under a provision of an applicable tax treaty. In addition, each such Lender shall, if legally able to do so, thereafter deliver such certificates, documents or other evidence from time to time, including, without limitation, Internal Revenue Service Form W-8, establishing that payments received hereunder are not subject to such withholding upon receipt of a written request therefor from the Borrower or Agent. Unless the Borrower and the Agent have timely received forms or other documents satisfactory to them indicating that payments hereunder or under the Revolving Credit Notes or the Term Notes are not subject to United States Federal withholding tax under an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

                  (g) The Borrower shall not be required to pay any additional amounts to any Lender in respect of United States Federal withholding tax pursuant to this Section 6.5 if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to deliver the certificate, documents or other evidence specified in this Section 6.5 unless such failure is attributable to (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment or modification to or a revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case on or after the date such Lender becomes a party to this Agreement, provided, however, that such Lender shall promptly notify the Borrower of any such matter described in clause (i) or (ii) above upon its learning of the same and shall thereafter take all reasonable actions resulting from such matter including delivering certificates, documents or other evidence as may be necessary to eliminate or reduce the amount of tax required to be withheld.

                  (h) Any Lender claiming any additional amounts payable pursuant to this Section 6.5 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not result in the incurrence by such Lender of any cost for which the Borrower does not provide such security or indemnity as may be reasonably required by the Lender to indemnify it in full for such cost and would not in the judgment of such Lender be otherwise disadvantageous to it. Each Lender agrees with reasonable promptness to notify the Borrower of any determination which it shall make to make any claim for additional amounts payable pursuant to this Section 6.5.

6.6 Bank Accounts: The Borrower shall maintain its principal depository and disbursement account(s) with one or more of the
Lenders.

6.7 Employee Benefit Plans: The Borrower will (a) fund all its Pension Plan(s) in a manner that will satisfy the minimum funding standards of Section 302 of ERISA, or will promptly satisfy any accumulated funding deficiency that arises under Section 302 of ERISA, (b) furnish Agent, promptly upon Agent's request of the same, with copies of all reports or other statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service ("IRS") with respect to all Pension Plan(s), or which the Borrower, or any member of a Controlled Group, may receive from the United States Department of Labor, the IRS or the PBGC, with respect to all such Pension Plan(s), and (c) promptly advise the Agent of the occurrence of any reportable event (as defined in Section 4043 of ERISA, other than a reportable event for which the thirty (30) day notice requirement has been waived by the
PBGC) or prohibited transaction (under Section 406 of ERISA or Section 4975 of the Internal Revenue Code) with respect to any such Pension Plan(s) and the action which the Borrower proposes to take with respect thereto. The Borrower will make all contributions when due with respect to any multi-employer pension plan in which it participates and will promptly advise the Agent (i) upon its receipt of notice of the assertion against it of a claim for withdrawal liability, (ii) upon the occurrence of any event which, to the best of the Borrower's knowledge, would trigger the assertion of a claim for withdrawal liability against the Borrower, and (iii) upon the occurrence of any event which, to the best of the Borrower's knowledge upon its learning of the same, has placed the Borrower in a Controlled Group as a result of which any member (including the Borrower) thereof may be subject to a claim for withdrawal liability, whether liquidated or contingent.

6.8 Warranties for Future Advances: Each request by the Borrower for an Advance or the issuance of a Letter of Credit under the Revolving Credit Facility in any form following the Closing Date shall constitute an automatic representation and warranty, the truth and accuracy of such representation and warranty of which shall be a further condition to the funding of each Advance, by the Borrower to the effect that (without waiving, impairing or limiting the rights of the Agent and the Lenders under Section 8 below):

(a) There has not occurred any event or occurrence since the date of delivery of the Borrower's most recent financial statements which has resulted in, or has had, a Material Adverse Effect.

                  (b) No Event of Default or Unmatured Event of Default; then exists;

                  (c) Each Advance is within and complies with the terms and conditions of this Agreement including without limitation the notice provisions contained in Section 2.2 hereof; and

                  (d) Each representation and warranty set forth in Section 5 of this Agreement is then true and correct in all material respects; provided that the Borrower may update all Exhibits and prepare additional Exhibits so that all such Exhibits and the representations and warranties, taken together, accurately reflect the state of the Borrower's affairs as of the date of a request for an Advance or the issuance of a Letter of Credit by giving written notice thereof to the Agent, and further provided that such updated and additional Exhibits do not reflect events or conditions which constitute violations of Section 6 or 7 hereof or otherwise reflect material adverse developments.

6.9 Financial Covenants: RCM shall maintain and comply with the following financial covenants (calculated on the basis of GAAP), to be tested quarterly on a consolidated basis (The covenants set forth in Sections 6.9(a) and 6.9(c) below will be based on a rolling two quarters times two basis, and trailing unadjusted EBITDA of all Acquisitions will be included):

                  (a) Fixed Charge Ratio shall be maintained at a minimum of 1.50x (contingent payments to acquirees are excluded from this calculation);

(b) The Borrower shall not permit, in the aggregate, Capital Expenditures and/or purchase money financing (excluding Acquisitions) to exceed, in the aggregate, $3,000,000.00 in any rolling four quarter period.

                  (c) Interest Coverage shall be maintained at a minimum of 3.75x; and

                  (d) RCM shall maintain, on a consolidated basis, a Tangible Net Worth no less than the Minimum Tangible Net
Worth.

                  (e) The Borrower shall have an Adjusted Net Income in any fiscal quarter of the Borrower of not less than $1.00.

6.10 Financial and Business Information: The Borrower shall deliver to Agent the following:

                  (a)      Financial Statements and Collateral Reports:
 Such data, reports, statements and information, financial or otherwise, as Agent may reasonably request, including, without limitation:

                           (i)       within  ninety  (90) days after the end
of each fiscal year of RCM, financial statements of the Borrower for such year on a consolidated (and unaudited consolidating) basis, eliminating inter-company transactions, including the balance sheet as at the end of such fiscal year and a statement of cash flows and income statement for such fiscal year, setting forth in the consolidated statements in comparative form, the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules, and audited and certified on an unqualified basis by Grant Thornton, or another national independent public accountants of recognized standing selected by the Borrower and reasonably satisfactory to the Agent, to have been prepared in accordance with GAAP, along with the Borrower's Form 10-K Report filed with the SEC and a management letter;

                           (ii)     within  fifteen (15) days of the end of
each calendar month, such information as the Agent deems reasonably necessary;

                           (iii)    a Compliance  Certificate to accompany all
quarterly and year-end financial statements delivered by the Borrower hereunder;

                           (iv)     no later than sixty (60) days after the end
 of each fiscal year, annual projections and a budget for the upcoming/current fiscal year of profit and loss, cash flows and balance sheets prepared on a quarterly basis in a manner consistent with the prior year's financial statements, all in form reasonably satisfactory to the Agent;

                           (v)      no later  than  forty-five  (45) days
 after the end of each of the first three quarters of each fiscal year of the Borrower, financial statements in the form filed with the Borrower's report on Form 10-Q filed with the SEC for such quarter and a copy of the Borrower's Form 10-Q filed with the SEC;

                           (vi)     copies of all other  periodic or  episodic
  SEC filings by the Borrower to be delivered promptly after such filing, including without limitation all Forms 10-K and 8-K, registration statements and prospectuses;

(vii) updated customer lists within thirty (30) days after the end of each calendar quarter; and

                           (viii)   within 15 days after the end of each
calendar month a borrowing base certificate for the Borrower, signed on the Borrower's behalf by the Borrower's CFO, in the form of Exhibit 6.10(a)(vii) hereto and otherwise in form satisfactory to the Agent in its sole reasonable discretion.

                  (b) Notice of Event of Default or Unmatured Event of Default - Promptly upon becoming aware of the existence of any condition or event which constitutes an Event of Default or an Unmatured Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking (and/or proposes to take) with respect thereto.

                  (c) Notice of Claimed Default - Promptly upon receipt thereof by the Borrower, a copy of any notice of default, oral or written, given to the Borrower by any creditor for borrowed money in excess of $100,000.00.

                  (d) Securities and Other Reports - If the Borrower shall be required to file reports with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, promptly upon its becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof, filed by the Borrower with any securities exchange or with federal or state securities and exchange commissions or any successor agency.

6.11 Officers' and Accountant's Certificates: Along with the set of financial statements and other reports delivered to the Agent and each Lender at the end of each fiscal quarter and fiscal year, as applicable, pursuant to Section 6.10(a) hereof, the Borrower shall deliver to the Agent a certificate (in the form of Exhibit "6.11" attached hereto and made a part hereof, with such changes thereto determined necessary by the Agent in its sole reasonable discretion) from the Borrower signed on its behalf by the chief financial officer of the Borrower (the "Compliance Certificates") setting forth:

                  (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Borrower is in compliance with the requirements of Section 6.9 as of the end of the period covered by the financial statements then being furnished (and any exhibits appended thereto) under Section 6.10; and

                  (b) Event of Default - that the signer in his capacity as an officer of the Borrower has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of the Borrower from the beginning of the accounting period covered by the financial statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default or an Unmatured Event of Default or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto.

6.12 Inspection: So long as this Agreement is in effect or any Obligation is outstanding, the Borrower will permit any of the Agent's officers or other representatives to visit and inspect any of the locations of the Borrower at any time during normal business hours, provided that prior to the occurrence of any Event of Default or an Unmatured Event of Default, the Agent shall give the Borrower reasonable prior notice of each visit, to examine and audit all of the Borrower's books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants. The Borrower hereby irrevocably authorizes and directs all such accountants and auditors to exhibit and deliver to the Agent copies of any and all of the Borrower's financial statements or other accounting records of any sort in the accountant's or auditor's possession. The Agent's reasonable out-of-pocket expenses associated with said inspections shall be paid for by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, prior to the occurrence of an Event of Default, the Borrower shall not be required to reimburse the Agent for more than one such audit or more than four inspections during any twelve month period.

6.13 Tax Returns and Reports: At the Agent's request from time to time, the Borrower shall promptly furnish the Agent with copies of its annual federal and state income tax returns. The Borrower further agrees that, if requested by the Agent, it shall promptly furnish the Agent with copies of all reports filed by it with any federal, state or local governmental authority or agency, board or commission.

6.14 Acquisitions: All Acquisitions (regardless of whether such Acquisition is funded with the proceeds of any Loan hereunder), other than Acquisitions of the assets or stock of one Borrower (other than RCM), by another Borrower, must be approved by the Majority Lenders if Total Funded Debt to EBITDA of the Borrower (for the prior rolling two (2) quarters times two (2)) following such Acquisition exceeds 1.5x on a pro forma basis. Any Acquisition (regardless of whether such Acquisition is funded with the proceeds of any Loan hereunder) of an entity exhibiting negative EBITDA in the preceding 12 months must be approved by the Majority Lenders. All Acquisitions shall be in the Borrower's same line or similar line of business and show historical and pro forma covenant compliance based on an unadjusted historical financial basis. The results of due diligence, including without limitation a review of the acquisition documents, shall be to the satisfaction of the Majority Lenders in their sole discretion. Notwithstanding anything herein to the contrary, any Acquisition shall have been approved by the Board of Directors or like governing body of the acquiree.

6.15 Information to Participant: Each Lender may divulge to any participant, co-lender or assignee or prospective participant, co-lender or assignee it is permitted to obtain hereunder, all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents; provided, however that the Lender and any potential participant, co-lender or assignee agrees to hold in confidence all confidential or proprietary information not otherwise public (as indicated in writing to them by the Borrower) provided to them by the Borrower, the Agent or such Lender except
(a) to the extent disclosure thereof is required under any statute, ordinance, regulation, rule or order or any subpoena or any governmental inquiry or by reason of any bank regulation in connection with any bank examination, and (b) such potential participant, co-lender or assignee shall not be prohibited from disclosing any such information to any of their agents, officers, employees, attorneys, accountants or consultants who shall be informed of this provision.

6.16 Material Adverse Developments: The Borrower agrees that promptly after becoming aware of any development or other information which would reasonably be expected to have or cause a Material Adverse Effect, it shall give to the Agent telephonic or telegraphic notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to the Agent on the next Business Day after such verbal notice is given.

6.17 Name Changes, Places of Business: The Borrower shall give thirty (30) days prior written notice to the Agent of any name change, any proposed change in the state of its incorporation, or change in the location of any of its respective places of business, of the places where records concerning its Accounts are kept, or the establishment of any new, or the discontinuance of any existing place of business which may require the filing of new financing statements or other documents in connection with the perfection of the Agent's, for the benefit of the Lenders, Liens on the Collateral.

6.18     Change in Control or Chief Executive Officer:

(a) In the event that Leon Kopyt leaves his position as CEO of RCM Technologies, Inc., the Borrower will obtain, within 180 days thereof, the written consent of the Majority Lenders with respect to any proposed replacement, which consent shall not be unreasonably withheld.

                  (b) In addition to the foregoing, the Borrower will not make any material change in the executive management of the Borrower.

6.19 Canadian Collateral: Upon the earlier to occur of (a) an Unmatured Event of Default, (b) an Event of Default, or (c) the Borrower having furniture, fixtures, inventory, equipment, intellectual property and leasehold improvements located in Canada having an aggregate net book value in excess of $1,000,000.00 U.S. Dollars, as shown on the most recent financial statements delivered by the Borrower to the Agent, the Agent may file such financing statements or financing change statements as are necessary to perfect the security interest previously granted by the Borrower in such of the Borrower's Property located in Canada without further consent or action by or on behalf of the Borrower, and the Borrower shall take whatever action is or may be requested by the Agent to further grant to the Agent, on behalf of the Lenders, a first priority, perfected security interest in all of such Borrower's Property located in Canada. (The Lenders hereby acknowledge that unless the Agent has filed the foregoing financing statements or financing change statements, the Lenders will not have a first priority, perfected security interest in such of Borrower's Property located in Canada).


         6.20 Dissolution of Management Systems Integrators, Inc. and Solutions Through Data-Processing, Inc. The Borrower hereby ratifies and confirms that RCM is currently taking all steps necessary to promptly dissolve its wholly-owned subsidiaries, Management Systems Integrators, Inc. and Solutions Through Data-Processing, Inc. The Borrower further agrees to (i) continue to take all such steps following Closing to promptly effectuate such dissolutions, and (ii) promptly deliver to the Agent (when available) copies of all documentation evidencing such dissolutions, including without limitation certificates of dissolution evidencing their filing in the appropriate jurisdictions.


SECTION 7.         NEGATIVE COVENANTS

         The Borrower covenants that until all of the Obligations to the Lenders are indefeasibly paid and satisfied in full and this Agreement has been terminated, that:

7.1      Merger, Consolidation, Dissolution or Liquidation:


                  (a) The Borrower shall not sell, lease, license, transfer or otherwise dispose of its Property, except for:

                           (i)  Equipment in the ordinary course of the
 Borrower's business; or

                           (ii)  A Permitted Asset or Stock Sale.

                  (b) Except for Permitted Acquisitions, the Borrower shall not merge or consolidate with any other Person, or commence a dissolution or liquidation, except that any Subsidiary may merge into the Borrower or another Subsidiary.

         7.2 Acquisitions: Except for Permitted Acquisitions, the Borrower shall not acquire all or a material portion of the Capital Stock or assets of any Person in any transaction or in any series of related transactions or enter into any sale and leaseback transaction.

         7.3 Liens and Encumbrances: The Borrower shall not: (i) execute a negative pledge agreement with any Person other than the Agent and/or the Lenders covering any of its Property except with respect to property subject to a permitted capitalized lease or purchase money financing, or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), its Property (including, without limitation, the Collateral), whether now owned or hereafter acquired, to be subject to a Lien or be subject to any claim except for Permitted Liens. As used herein, "Permitted Liens" means:

                  (a) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like persons, provided the payment thereof is not at the time required by Section 6.1;

                  (b) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment, insurance, social security and other like laws;

                  (c) Liens described in Exhibit 5.4 and replacements thereof;

                  (d) Liens constituting purchase money security interests in equipment, capitalized leases or finance leases previously or hereafter created by the Borrower to Persons providing financing for Capital Expenditures permitted under this Agreement so long as each obligation secured by a Lien permitted by this subparagraph (d), (i) does not exceed 100% of the total cost (including interest) to acquire and install such Property, (ii) such Lien extends only to the Property actually acquired with such financing, and (iii) the proceeds thereof and the aggregate total of all secured obligations permitted under this subparagraph (d) plus Capital Expenditures do not exceed the amount permitted in Section 6.9;

                  (e) Liens or capital leases on assets of any Person acquired pursuant to a Permitted Acquisition; and

                  (f)      Liens granted hereunder.

         7.4      Transactions With Affiliates or Subsidiaries:

                  (a) The Borrower shall not enter into any transaction with any Affiliate or Subsidiary including, without limitation, the purchase, sale, or exchange of Property, or the loaning or giving of funds to any Affiliate or any Subsidiary, unless (i) such Subsidiary or Affiliate is engaged in a business substantially related to the business conducted by the Borrower, and the transaction is in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon terms substantially the same and no less favorable to the Borrower as it would obtain in a comparable arm's-length transactions with any Person not an Affiliate or a Subsidiary, and
(ii) such transaction is not otherwise prohibited hereunder.

(b) The Borrower shall not create or acquire any Subsidiary, except as a result of a Permitted Acquisition.

         7.5 Guarantees: Excepting the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, the Borrower shall not become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future indebtedness of any kind of any Person.

         7.6 Distributions, Redemptions and Other Indebtedness: The Borrower shall not: (a) declare or pay or make any forms of Distribution to its shareholders, their successors or assigns; (b) make any prepayments on any existing or future indebtedness for borrowed money to any Person without the prior written consent of the Agent which consent will not be unreasonably withheld; or (c) hereafter borrow money other than from Lenders hereunder except in connection with borrowed money giving rise to a Permitted Lien under Section 7.3(d) and, in connection with Permitted Acquisitions, subordinated Sellers Notes on terms and conditions reasonably acceptable to the Agent.

         7.7 Loans and Investments: The Borrower shall not make or have outstanding loans, advances, extensions of credit or capital contributions to, or investments in, any Person other than advances made to employees for travel, expenses and other business related activities, in the ordinary course of the Borrower's business, in an aggregate amount not to exceed $500,000.00 outstanding at any one time.

         7.8 Use of Lenders' or the Agent's Name: The Borrower shall not use the Agent's or any Lender's name (or the name of any of the Agent's or any Lender's affiliates) in connection with any of its business operations except to identify the existence of the Loans and the names of the Lenders and the Agent in the ordinary course of the Borrower's business. Nothing herein contained is intended to permit or authorize the Borrower to make any commitment or contract on behalf of any Lender or the Agent. The Agent and the Lenders may, however, publish the existence of the credit facilities established hereunder and prepare "tombstones" to memorialize the transactions.

         7.9      Miscellaneous Covenants:

                  (a) The Borrower shall not become or be a party to any contract or agreement which at the time of becoming a party to such contract or agreement materially impairs the Borrower's ability to perform under this Agreement, any other Loan Document, or under any other instrument, agreement or document to which the Borrower is a party or by which it is or may be bound.

                  (b) The Borrower shall not carry or purchase any "margin stock" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

         7.10 Change of Ownership Interests: The Borrower shall not change its ownership or dispose of or transfer any ownership interest in its wholly owned Subsidiaries.


SECTION 8.        DEFAULT

8.1 Events of Default: Each of the following events shall constitute an event of default ("Event of Default") and the Majority Lenders shall have the option to cause the Agent, to declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in subparagraphs (i), (j), (k) or (l) shall automatically cause an acceleration of the Obligations):

                  (a) Payments - if the Borrower fails to make any payment of principal or interest, or any fees, under this Agreement, the Term Notes, the Revolving Credit Notes, or any other Loan Document on the due date of such payment; or

                  (b) Other Charges - if the Borrower fails to pay any other charges, Expenses or other monetary obligations owing to any Lender or the Agent arising out of or incurred in connection with this Agreement or any other Loan Document within five (5) days after notice that such payment was not made when due or demanded, as applicable; or

                  (c) Covenant Defaults - the failure of the Borrower to duly perform or observe any obligation, covenant, or agreement on its part contained herein or in any other Loan Document or in any other existing or future agreement (related or unrelated) between the Borrower and the Agent or any Lender or all Lenders not otherwise specifically constituting an Event of Default under this Section 8 and such failure continues unremedied for a period of thirty (30) Business Days after the earlier of (i) notice from the Agent or any Lender to the Borrower of the existence of such failure, or (ii) any officer or principal of the Borrower knows or should have known of the existence of such failure, provided that, in the event such failure is incapable of remedy as determined by the Agent in its sole discretion or consists of a default on account of the payment of any sum due hereunder or under the Loan Documents or of any of the financial covenants in Section 6.9 or was willfully caused or permitted by the Borrower, the Borrower shall not be entitled to any notice or grace hereunder; or

                  (d) Financial Information - if any statement, report, financial statement, or certificate made or delivered at any time by the Borrower or any of its officers, employees or agents, to the Agent or any Lender is not true and correct, in all material respects, when made; or

                  (e) Uninsured Loss - if there shall occur any uninsured damage to or loss, theft, or destruction with respect to any portion of any Property of the Borrower which is reasonably likely to result in a Material Adverse Effect; or

                  (f) Warranties or Representations - if any warranty, representation or other statement by or on behalf of the Borrower contained in or pursuant to this Agreement, or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made or deemed made; or

                  (g) Agreements with Others - if there shall be any default by the Borrower beyond any grace period under any agreement with any other creditor for borrowed money in excess of $200,000.00, and (i) such default consists of the failure to pay any principal, premium or interest with respect to such indebtedness, or (ii) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness, if the effect of such default is to cause or to permit the relevant creditor to cause the Borrower's obligations which are the subject thereof to become due prior to their maturity date or prior to their regularly scheduled date of payment;

                  (h) Judgments - if any final judgment is entered against the Borrower for the payment of money in excess of $200,000.00 which shall not be satisfied, dismissed or bonded pending appeal within thirty (30) days after the entry thereof; or

                  (i) Assignment for Benefit of Creditors, etc. - if the Borrower makes or proposes an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by the Borrower; or

                  (j) Bankruptcy, Dissolution, etc. - upon the commencement of any action for the dissolution or liquidation of the Borrower, or the commencement of any case or proceeding for reorganization or liquidation of the Borrower's debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against the Borrower; provided, however, that the Borrower shall have sixty (60) days to obtain the dismissal or discharge of any involuntary proceeding filed against it, it being understood that during such sixty (60) day period, no Lender shall be obligated to make Advances or issue Letters of Credit hereunder and the Agent may seek adequate protection in any bankruptcy proceeding (provided, however, that the dissolution of any Borrower, other than RCM, with the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld), shall not constitute an Event of Default hereunder); or

                  (k) Receiver - upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for the Borrower or for a material portion of the Borrower's Property; or

                  (l) Execution Process, Seizure, etc. - if any Property of the Borrower, with an aggregate cost in excess of $250,000.00 is seized by any governmental entity (federal, state or local), landlord or other Person without the Borrower's consent;
or

                  (m) Termination of Business - if the Borrower ceases any material portion of its business operations as presently conducted; or

                  (n) Pension Benefits, etc. - if the Borrower fails to comply with ERISA, so that grounds exist to permit the appointment of a trustee under ERISA to administer the Borrower's employee plans or to allow the Pension Benefit Guaranty Corporation to institute proceedings to appoint a trustee to administer such plan(s), or to permit the entry of a Lien to secure any deficiency or claim; or

                  (o) Criminal Conduct and Investigations - if the Borrower commits or is indicted for committing any crime or if any proceeding or investigation by any governmental body is pending an adverse disposition of which would be reasonably likely to result in the forfeiture of any material Property of the Borrower to any governmental entity, federal, state or local; or

                  (p) Chief Executive Officer - if Leon Kopyt is no longer active in his capacity as CEO of RCM, unless a replacement is hired within 180 days that is reasonably satisfactory to the Majority Lenders; or

                   (q) Material Adverse Effect - the happening of any event or occurrence which results in or causes a Material
Adverse Effect.

8.2 Cure: Nothing contained in this Agreement or the Loan Documents shall be deemed to compel the Agent and/or the Lenders to accept a cure of any Event of Default hereunder.

8.3      Rights and Remedies on Default:

                  (a) In addition to all other rights, options and remedies granted or available to the Agent or the Lenders under this Agreement or the Loan Documents, or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default, or any Unmatured Event of Default, the Majority Lenders shall have the option to instruct the Agent to direct the Lenders, to, withhold or cease making Advances and/or issuing Letters of Credit hereunder.

                  (b) In addition to all other rights, options and remedies granted or available to the Agent under this Agreement or the Loan Documents (each of which is also then exercisable by the Agent), the Agent may, at the discretion of the Majority Lenders after the occurrence and during the continuance of an Event of Default, terminate the Revolving Credit Facility and the Term Loan.

                  [(c)     INTENTIONALLY OMITTED]

                  (d) In addition to all other rights, options and remedies granted or available to the Agent under this Agreement or the Loan Documents (each of which is also then exercisable by the Agent), the Agent may, at the discretion of the Majority Lenders, upon or at any time following the occurrence of an Event of Default exercise all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

                           (i)      The right to take possession of,
 send notices regarding and collect directly the Collateral, with or without judicial process (including without limitation the right to notify the United States postal authorities to redirect mail addressed to the Borrower to an address designated by the Agent); or

                           (ii)     By its own means or with judicial
assistance, enter the Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (e) below, without any liability for rent, storage, utilities or other sums, and the Borrower shall not resist or interfere with such action; or

                           (iii)    Require the Borrower at the  Borrower's
 expense to assemble all or any part of the Collateral and make it available to the Agent at any place designated by the Agent;

                           (iv)     The right to reduce the  Revolving  Credit
 Limit or to modify the terms and conditions upon which the Lenders may be willing to consider making Advances or issuing Letters of Credit under the Revolving Credit Facility.

                  (e) The Borrower hereby agrees that a notice received by it at least ten (10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable inventory or Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by the Agent without prior notice to the Borrower. The Borrower covenants and agrees not to interfere with or impose any obstacle to the Agent's exercise of its rights and remedies with respect to the Collateral after the occurrence of an Event of Default hereunder.

8.4 Nature of Remedies: All rights and remedies granted the Agent or the Lenders hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and the Agent may proceed with any number of remedies at the same time until all of the Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and the Agent, at the discretion of the Majority Lenders, upon or at any time after the occurrence of an Event of Default, may proceed against the Borrower or any of the Collateral, at any time, under any agreement, with any available remedy and in any order.

8.5 Set-Off: If any bank account of the Borrower with the Agent, any Lender or any participant is attached or otherwise liened or levied upon by any third party, the Agent and/or such Lender (and such participant) as agent for the Lenders shall have and be deemed to have, without notice to the Borrower, the immediate right of set-off and shall apply the funds or amount thus set-off against any of the Obligations hereunder.


SECTION 9.         AGENT

9.1 Appointment and Authorization. Each Lender, and each subsequent holder of any of the Notes by its acceptance thereof, hereby irrevocably appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Except as may be otherwise expressly provided herein, the Borrower is hereby authorized by the Lenders to deal solely with the Agent in all transactions which affect the Lenders under this Agreement and the Loan Documents. The rights, privileges and remedies accorded to the Agent hereunder shall be exercised by the Agent on behalf of all of the Lenders.

9.2 General Immunity. Subject to the provisions of this Agreement, the Agent will handle all transactions relating to the Loans and all other Obligations, including, without limitation, all transactions with respect to this Agreement, the Loan Documents and all related documents in accordance with its usual banking practices. In performing its duties as Agent hereunder, the Agent will take the same care as it takes in connection with loans in which it alone is interested. However, neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

9.3 Consultation with Counsel. The Agent may consult with legal counsel and any other professional advisors or consultants deemed necessary or appropriate and selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

9.4 Documents. The Agent shall not be under a duty to examine into or pass upon the effectiveness, genuineness or validity of this Agreement or any of the Revolving Credit Notes or the Term Notes or any other instrument or document furnished pursuant hereto or in connection herewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be. In addition the Agent shall not be liable for failing to make any inquiry concerning the accuracy, performance or observance of any of the terms, provisions or conditions of such instrument or document.

9.5 Rights as a Lender. With respect to its applicable Pro Rata Percentage of the Credit Facility, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Subject to the provisions of this Agreement, the Agent may accept deposits from, lend money to and generally engage in any kind of banking or trust business with The Borrower and its Affiliates as if it were not the Agent.

9.6 Responsibility of Agent. It is expressly understood and agreed that the obligations of the Agent hereunder are only those expressly set forth in this Agreement and that the Agent shall be entitled to assume that no Event of Default, and no event which with the passage of time, or the giving of notice, would constitute an Event of Default, has occurred and is continuing, unless the Agent has actual knowledge of such fact. Except to the extent the Agent is required by the Lenders pursuant to the express terms hereof to take, or refrain from taking, a specific action, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement and the Loan Documents. Except for gross negligence or willful misconduct, the Agent shall incur no liability under or in respect of this Agreement and the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable under the circumstances. The relationship between the Agent and each Lender is and shall be that of agent and principal only and nothing herein shall be construed to constitute the Agent a joint venturer with any Lender, a trustee or fiduciary for any of the Lenders or for the holder of a participation therein nor impose on the Agent duties and obligations other than those set forth herein.

9.7      Collections and Disbursements.

                  (a) The Agent will have the right to collect and receive all payments of the Obligations, together with all fees, charges or other amounts due under this Agreement and the Loan Documents. On each Settlement Date, the Agent shall make a determination of the actual outstanding dollar amount of each Lender's Loans based upon its Pro Rata Percentage (or such lesser percentage if such Lender has failed to remit a required payment to the Agent hereunder) of the outstanding principal amount of all Loans.

                  (b) The Agent shall pay to each Lender, on each Settlement Date, from the interest actually received by Agent from the Borrower, a sum equal to the interest calculated for the actual number of days elapsed on the basis of a year of 360 days, on each Lender's outstanding balance of its Loans at the rate equal to the applicable rate of interest chosen by the Borrower with respect to such Lender's Pro Rata Percentage of the Loans outstanding. If the Agent should for any reason receive less than the full amount of the interest or other compensation due under the Loan Documents, each Lender's share of such interest or compensation shall decrease in proportion to each Lender's Pro Rata Percentage.

                  (c) If any such payment received by the Agent is rescinded, determined to be unenforceable or invalid or is otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement and the Loan Documents, each Lender will, upon written notice from the Agent, promptly pay over to the Agent its Pro Rata Percentage of the amount so rescinded, held unenforceable or invalid or required to be returned, together with interest and other fees thereon if also required to be rescinded or returned.

                  (d) All payments by the Agent and the Lenders to each other hereunder shall be in immediately available funds. The Agent will at all times maintain proper books of account and records reflecting the interest of each Lender in the Credit Facility and the Letters of Credit, in a manner customary to the Agent's keeping of such records, which books and records shall be available for inspection by each Lender at reasonable times during normal business hours, at such Lender's sole expense. In the event that any Lender shall receive any payments in reduction of the Obligations in an amount greater than its applicable Pro Rata Percentage in respect of indebtedness to the Lenders evidenced hereby (including, without limitation amounts obtained by reason of setoffs), such Lender shall hold such excess in trust (to the extent such Lender is lawfully able to do so) for the Agent (on behalf of all other Lenders) and shall promptly remit to the Agent such excess amount so that the amounts received by each Lender hereunder shall at all times be in accordance with its applicable Pro Rata Percentage. To the extent necessary for each Lender's actual percentage of all outstanding Loans to equal its applicable Pro Rata Percentage, the Lender having a greater share of any payment(s) than its applicable Pro Rata Percentage shall acquire a participation in the applicable outstanding balances of the Loans of the other Lenders as determined by the Agent.

                  (e) The proceeds from the sale or disposition of any Collateral shall be applied first to Expenses incurred by the Agent, then to accrued but unpaid interest, then to unpaid Fees owing to the Lenders and/or the Agent, then on the next Settlement Date to the principal balance of the Loans in accordance with the percentage which each Lender's respective outstanding Loans bears to the aggregate outstanding Loans.

9.8 Indemnification. To the extent not promptly paid by the Borrower, the Lenders hereby each indemnify the Agent ratably according to their respective Pro Rata Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under or related to this Agreement or the other Loan Documents or the Loans, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The Agent shall have the right to deduct, from any amounts to be paid by the Agent to any Lender hereunder, any amounts owing to the Agent by such Lender by virtue of this paragraph.

9.9      Expenses.

(a) All reasonable out-of-pocket costs and out-of-pocket expenses incurred by the Agent in connection with the creation, amendment, administration, termination and enforcement of the Loans (including, without limitation, audit expenses, counsel fees and expenditures to protect, preserve and defend the Agent's and each Lender's rights and interest under the Loan Documents) shall be shared and paid on demand by the Lenders pro rata based on their applicable Pro Rata Percentage.

                  (b) The Agent may deduct from payments or distributions to be made to the Lenders such funds as may be necessary to pay or reimburse the Agent for such costs or expenses.

                  (c) In connection with reimbursement of expenses set forth in this Section 9.9 and indemnification obligations set forth in Section 9.8, the Agent shall provide a written statement to the Lenders describing such expenses or indemnification obligations.

9.10 No Reliance. By execution of or joining in this Agreement, each Lender acknowledges that it has entered into this Agreement and the Loan Documents solely upon its own independent investigation and is not relying upon any information supplied by or any representations made by the Agent. Each Lender shall continue to make its own analysis and evaluation of the Borrower. The Agent makes no representation or warranty and assumes no responsibility with respect to the financial condition or Property of the Borrower, any obligor or any account debtor of The Borrower; the accuracy, sufficiency or currency of any information concerning the financial condition, prospects or results of operations of the Borrower; or for sufficiency, authenticity, legal effect, validity or enforceability of the Loan Documents. The Agent assumes no responsibility or liability with respect to the collectibility of the Obligations or the performance by the Borrower of any obligation under the Loan Documents.

9.11 Reporting. During the term of this Agreement, the Agent will promptly furnish each Lender with such financial statements, reports and other materials actually received by the Agent. The Agent will notify the Lenders promptly after it receives actual knowledge of any Event of Default under the Loan Documents.

9.12 Removal of Agent. The Agent may resign at any time upon thirty (30) days prior written notice thereof to the Lenders and the Borrower and upon receipt from the Borrower of its written consent to such resignation, which consent shall not be unreasonably withheld. The Agent may be removed as Agent hereunder by the written direction of the Majority Lenders (exclusive of Citizens) upon the following (i) willful misconduct in the performance of the Agent's duties or responsibilities under this Agreement; or (ii) if a receiver, trustee or conservator is appointed for the Agent or any state or federal regulatory authority assumes management or control of the Agent or, if under applicable law, the administrative discretionary duties and responsibilities of the Agent hereunder become controlled by or subject to the approval of any state or federal regulatory authority. Upon any such removal, the Majority Lenders shall have the right to appoint a successor Agent. Upon the acceptance of the appointment as a successor Agent hereunder by such successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, obligations and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder.

9.13 Action on Instructions of Lenders. With respect to any provision of this Agreement, or any issue arising thereunder, concerning which the Agent is authorized to act or withhold action by direction of the Lenders (or as the case may be under this Agreement, the Majority Lenders), the Agent shall in all cases be fully protected in so acting, or in so refraining from acting, hereunder in accordance with written instructions signed by the Lenders. Such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of the Notes.

9.14 Several Obligations. The obligation of each Lender is several, and neither the Agent nor any other Lender shall be responsible for any obligation or commitment hereunder of any other Lender.

9.15     Consent of Lenders to Agent's Rights.

                  (a) Subject to the provisions of this Section 9.15, the Agent shall have the sole and exclusive right to service, administer and monitor the Loans and the Loan Documents. The Agent shall, at the discretion of the Majority Lenders, have the right to exercise all rights, remedies, privileges and options under the Loan Documents, including without limitation the determination as to whether Advances should be made or Letters of Credit issued under the Agreement and the determination as to the basis on which and extent to which Advances may be made or Letters of Credit issued.

                  (b) Notwithstanding anything to the contrary contained in subparagraph (a) above, the Agent shall not, without the prior written consent of all of the Lenders: (i) extend the Revolving Credit Term, any payment date under the Credit Facility, the Term Loan Maturity Date or the Revolving Credit Facility Maturity Date, (ii) decrease any interest rate or any fee or other amount payable for the benefit of the Lenders hereunder, (iii) compromise or settle all or any material portion of the Obligations, (iv) release any obligor from the Obligations except in connection with a termination of the Revolving Credit and the Term Loan and full payment and satisfaction of all Obligations,
(v) modify Sections 9.15(b) or 9.15(c) or any other provision of this Agreement or any other Loan Document expressly providing for consent of all Lenders, or the definition of Majority Lenders, (vi) release or subordinate the Agent's interest (except with respect to Permitted Liens, to the extent applicable) in any Collateral except in connection with (A) a sale in the ordinary course or other permitted disposition, or (B) the enforcement of the Agent's rights and interests in Collateral after the occurrence of an Event of Default; or (vii) increase the Revolving Credit Limit or the Revolving Credit Pro Rata Share of any Lender; and, except as expressly provided in this Section 9.15(b) the Agent shall not, without the prior written consent of the Majority Lenders, modify, amend or waive any provision of this Agreement or the other Loan Documents unless expressly permitted herein.

                  (c) After an acceleration of the Obligations, the Agent shall have the sole and exclusive right, with communication (to the extent reasonably practicable under the circumstances) with all Lenders, to exercise or refrain from exercising any and all right, remedies, privileges and options under the Loan Documents and available at law or in equity to protect and enforce the rights of the Lenders and collect the Obligations, including, without limitation, instituting and pursuing all legal action against the Borrower or to collect the Obligations, or defending any and all actions brought by the Borrower or other Person; or incurring Expenses or otherwise making expenditures to protect the Loans, the Collateral or the Lenders' rights or remedies.

                  (d) To the extent the Agent is required to obtain or otherwise elects to seek the consent of the Lenders to an action the Agent desires to take, if any Lender fails to notify the Agent, in writing, of its consent or dissent to any request of the Agent hereunder within five (5) Business Days of such Lender's receipt of such request, such Lender shall be deemed not to have given its consent thereto.

                  (e) Any amendment to this Section 9 of this Agreement shall not require the Borrower's consent, provided that any such amendment shall not reduce the rights, or increase the obligations, of the Borrower under this Agreement.

9.16 Participations and Assignments: (a) Subject to subparagraph (b) below, each Lender may at any time: (i) grant participations of its Pro Rata Percentage of Loans or in and to its interests under this Agreement (collectively, "Participations") to any other lending office of such Lender or to any other bank, lending institution or the Federal Reserve Bank ("Participants"); provided however that: all amounts payable by the Borrower to such Lender hereunder and voting rights of such Lender hereunder shall be determined as if such Lender had not granted such Participation (a change in voting rights requiring written consent of all Lenders); and any agreement pursuant to which such Lender may grant a Participation (A) shall provide that such Lender is not delegating and therefor shall retain the sole right and responsibility to exercise its rights and privileges including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement, provided, however that as between such Lender and its Participant such Lender may agree to consult with and obtain the approval of its Participant regarding any amendment, modification or waiver of any provision set forth in Section 9.15(b); and (B) shall not release or discharge such Lender from its duties and obligations, which shall remain absolute, to make Advances or issue Letters of Credit hereunder; and (ii) assign all or any portion of its Pro Rata Percentage of Loans and its right, title and interest therein or in and to this Agreement to a Lender or any affiliate of a Lender, or to any other bank or financial institution, with the prior written consent of the Agent and the Borrower provided that the Borrower's consent shall not be required after the occurrence and during the continuance of an Event of Default; and provided further that each Lender's Revolving Credit Pro Rata Share shall be at least $5,000,000.00. Notwithstanding anything to the contrary contained herein, each Lender may at any time collaterally assign all or any portion of its rights under this Agreement and its Revolving Credit Notes and its Term Notes to any Federal Reserve Bank to secure overnight deposits, provided that no such assignment shall release the assignor Lender from its obligations hereunder.


                  (b) Sales and/or assignments must be in minimum amounts of $5,000,000.00 and Agent fees attendant thereto shall be in the minimum amount of $3,500.00 per assignment. The Borrower will not be responsible for the payment of any fees in connection with any said sale and/or assignment. Provided further, transferability of voting rights in connection with transfers of participation interests shall be limited to changes in principal, decreases in rate, decreases in fees, changes in term, and release of collateral. Assignments will require the written consent of the Agent and, absent an Event of Default, the Borrower, except for assignments to an affiliate of the assigning Lender, to another Lender or to the Federal Reserve Bank. Consents to assignments shall not be unreasonably withheld.

SECTION 10.        MISCELLANEOUS

10.1 GOVERNING LAW: THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PROVISIONS OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

10.2 Integrated Agreement: The Notes, the other Loan Documents, all related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting the Lenders' and the Agent's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

10.3     Waiver:

                  (a) No omission or delay by the Agent or the Lenders in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any Unmatured Event of Default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to the Borrower no waiver will be valid unless in writing and signed by the Agent and then only to the extent specified.

                  (b) The Borrower releases and shall indemnify, defend and hold harmless the Agent and the Lenders, and their respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, and out-of-pocket losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of the Borrower under, pursuant or related to this Agreement and the other Loan Documents, (ii) the Borrower's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) the Borrower's failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees, (including without limitation environmental laws, etc.) and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting from acts or conduct of the Agent or the Lenders constituting willful misconduct or gross negligence. The obligations of the Borrower under this Section 10.3(b) shall survive the occurrence of any and all events whatsoever, including without limitation, payment of the Obligations or investigation by or knowledge of the Agent or the Lenders.

10.4 Time: Whenever the Borrower shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day except with respect to the repayment of LIBOR Based Rate Loans as set forth in Section 2.3(b)(ii). Time is of the essence in the performance under all provisions of this Agreement and all related agreements and documents.

10.5 Expenses of Agent and Lenders: At the Closing and from time to time thereafter, the Borrower will pay all reasonable expenses of the Agent on demand (including, without limitation, search costs, audit fees, appraisal fees, environmental fees and the reasonable fees and expenses of legal counsel for the Agent) relating to the closing of this Agreement, and all related agreements and documents, including, without limitation, closing, enforcement of this Agreement and the other Loan Documents, the enforcement, protection and defense of the rights of the Agent and the Lenders in and to the Loans and the Collateral or otherwise hereunder, and any expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement. The Borrower further agrees to pay, or reimburse the Lenders for, all reasonable out-of-pocket costs and expenses, including without limitation attorneys' fees (including the allocated costs of in-house counsel), incurred in connection with the enforcement, protection and defense of their rights in and to the Loans and the Collateral or otherwise hereunder, following acceleration of the Obligations after the occurrence of an Event of Default hereunder or following the failure to repay the Obligations in full upon maturity. Collectively all of the foregoing are referred to as the "Expenses."

10.6 Brokerage: This transaction was brought about and entered into by the Agent, the Lenders and the Borrower acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. The Borrower represents that it has not committed the Agent or any Lender to the payment of any brokerage fee, commission or charge in connection with this transaction. If any such claim is made on the Agent or any Lender by any broker, finder or agent or other person as a result of the Borrower's engaging thereof, the Borrower hereby indemnifies, defends and saves such party harmless against such claim and further will defend, with counsel satisfactory to the Agent, any action or actions to recover on such claim, at the Borrower's own cost and expense, including such party's reasonable counsel fees. The Borrower further agrees that until any such claim or demand is adjudicated in such party's favor, the amount demanded shall be deemed a liability of the Borrower under this Agreement.

10.7     Notices:

                  (a) Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person or if sent by telecopy or by nationally recognized overnight courier, or via first class, Certified or Registered mail, postage prepaid, as follows, unless such address is changed by written notice hereunder:

         If to Agent to:            Citizens Bank of Pennsylvania
                                    3025 Chemical Road
                                    Suite 300
                                    Plymouth Meeting, Pennsylvania 19462
                                    Attn.:  Stephen M. Wilus, Vice President
                                    Telecopy No.: 610/941-4136



         With copies to:   Archer & Greiner, P.C.
                                    One Centennial Square
                                    Haddonfield, New Jersey 08033
                                    Attn: Terence J. Fox, Esquire
                                    Telecopy No.: 856/795-0574

         If to The Borrower to:     RCM Technologies, Inc.
                                    2500 McClellan Avenue, Suite 350
                                    Pennsauken, New Jersey 08109
                                    Attn:  Leon Kopyt, Chairman, President & CEO
                                    Telecopy No.: 856/488-8833

         With copies to:   Norman S. Berson, Esquire
                                    Fineman & Bach, P.C.
                                    1608 Walnut Street, 19th Floor
                                    Philadelphia, PA  19103

         If to Lenders:             to the addresses set forth on Schedule "B"

                  (b) Any notice sent by the Agent, any Lender or the Borrower by any of the above methods shall be deemed to be given when so received.

                  (c) The Agent shall be fully entitled to rely upon any facsimile transmission or other writing purported to be sent by any Authorized Officer (whether requesting an Advance, the issuance of a Letter of Credit or otherwise) as being genuine and authorized.

         10.8 Joint and Several. If this Agreement is executed by more than one Borrower, the obligations of such Persons or entities hereunder will be joint and several.


         10.9 Headings: The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

         10.10 Survival: All warranties, representations, and covenants made by the Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by the Agent and Lenders, and shall survive the delivery to Lenders of the Revolving Credit Notes, regardless of any investigation made by the Lenders or on their behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of the Agent and any and all Lenders shall constitute warranties and representations by the Borrower hereunder. Except as otherwise expressly provided herein, all covenants made by the Borrower hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full.

         10.11 Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, subject to the provisions of Section 9.16. The Borrower may not transfer, assign or delegate any of its duties or obligations hereunder.

         10.12 Duplicate Originals: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.

         10.13 Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by the Borrower, the Agent and the Lenders, except as provided in Section 9 hereof. Any modification in accordance with the terms hereof shall be binding on all parties hereto, whether or not each is a signatory thereto.

         10.14 Third Parties: No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of the Borrower. Nothing contained in this Agreement shall be construed as a delegation to the Agent or any Lender of the Borrower's duty of performance, including, without limitation, the Borrower's duties under any Account or contract with any other Person.

         10.15 Discharge of Taxes, The Borrowers' Obligations, Etc.: The Agent, in its sole discretion, shall have the right at any time, and from time to time, if the Borrower fails to timely perform, to: (a) pay for the performance of any of the Borrower's Obligations hereunder, and (b) discharge taxes or Liens, at any time levied or placed on any of the Borrower's Property in violation of this Agreement unless such entity is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Expenses and advances shall be added to the Revolving Credit Loans, and bear interest at the same rate applied to the Revolving Credit Loans, until reimbursed to the Agent. Such payments and advances made by the Agent shall not be construed as a waiver by the Agent or the Lenders of an Event of Default under this Agreement.

         10.16 Withholding and Other Tax Liabilities: Each Lender shall have the right to refuse to make any Advances or issue any Letter of Credit from time to time unless the Borrower shall, at Agent's request, have given to the Agent evidence, reasonably satisfactory to the Agent, that they have properly deposited or paid, as required by law, all withholding taxes and all federal, state, city, county or other taxes due up to and including the date of the requested Advance or Letter of Credit issuance. Copies of deposit slips showing payment shall likewise constitute satisfactory evidence for such purpose. In the event that any lien, assessment or tax liability against the Borrower shall arise in favor of any taxing authority, whether or not notice thereof shall be filed or recorded as may be required by law, the Agent shall have the right (but shall not be obligated, nor shall the Agent or any Lender hereby assume the duty) to pay any such lien, assessment or tax liability by virtue of which such charge shall have arisen; provided, however, that the Agent shall not pay any such tax, assessment or lien if the amount, applicability or validity thereof is being contested in good faith and by appropriate proceedings by such entity. In order to pay any such lien, assessment or tax liability, the Agent shall not be obliged to wait until said lien, assessment or tax liability is filed before taking such action as hereinabove set forth. Any sum or sums which the Agent (shared ratably by the Lenders) shall have paid for the discharge of any such lien shall be added to the Credit Facility and shall be paid by the Borrower to the Agent with interest thereon, upon demand, and the Agent shall be subrogated to all rights of such taxing authority against the Borrower.

         10.17 CONSENT TO JURISDICTION: THE BORROWER AND EACH LENDER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING AND IRREVOCABLY AGREE TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE ADDRESS OF THE APPROPRIATE PARTY SET FORTH HEREIN.

         10.18 Waiver of Jury Trial: AS AN INDEPENDENT COVENANT, THE AGENT, EACH LENDER AND THE BORROWER HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST ANY OF THEM WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.




1052702v6

     [INTENTIONALLY LEFT PARTIALLY BLANK]

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.


BORROWER:                           RCM TECHNOLOGIES, INC.


                  By:_________________________________________

                  Name:_______________________________________

                 Title:________________________________________


                                            CATARACT, INC.

                  By:_________________________________________

                  Name:_______________________________________

                 Title:________________________________________


                                            RCM TECHNOLOGIES (USA), INC.

                  By:_________________________________________

                  Name:_______________________________________

                 Title:________________________________________




                                            PROGRAMMING ALTERNATIVES
                                            OF MINNESOTA, INC.

                  By:_________________________________________

                  Name:_______________________________________

                 Title:________________________________________

                             SOFTWARE ANALYSIS AND MANAGEMENT, INC.

                  By:_________________________________________

                  Name:_______________________________________

                 Title:________________________________________


                                            RCMT DELAWARE, INC.

                  By:_________________________________________

                  Name:_______________________________________

                 Title:________________________________________


                                            RCM TECHNOLOGIES CANADA CORP.

                  By:_________________________________________

                  Name:_______________________________________

                 Title:________________________________________


                                 BUSINESS SUPPORT GROUP OF MICHIGAN, INC.

                  By:_________________________________________

                  Name:_______________________________________

                 Title:________________________________________


                                            PINNACLE CONSULTING, INC.

                  By:_________________________________________

                  Name:_______________________________________

                 Title:________________________________________

AGENT:  CITIZENS BANK OF PENNSYLVANIA, as Administrative  Agent and Arranger

                  By:_________________________________________

                  Name:_______________________________________

                 Title:________________________________________


LENDERS:                            CITIZENS BANK OF PENNSYLVANIA, as Lender

                  By:_________________________________________

                  Name:_______________________________________

                 Title:________________________________________


                       SUNTRUST BANK, as Documentation Agent and Lender

                  By:_________________________________________

                  Name:_______________________________________

                 Title:________________________________________


               LEET NATIONAL BANK, as Syndication Agent and Lender

                  By:_________________________________________

                  Name:_______________________________________

                 Title:________________________________________



1052702 - v6

                                                     SCHEDULE A


Revolving Credit Facility


   evolving Credit Revolving Credit
  Lenders                     Pro Rata Share                 Pro Rata Percentage

Citizens Bank of Pennsylvania           $ 16,842,500                    42.1%
Fleet National Bank                     $ 14,740,000                    36.8%
SunTrust Bank                          $   8,417,500                    21.1%

         TOTAL COMMITMENT       $ 40,000,000                            100%



Term Loan Facility


  Lenders                                    Pro Rata Share

Citizens Bank of Pennsylvania                    $ 3,157,500
Fleet National Bank                              $ 1,582,500

         TOTAL COMMITMENT                        $ 7,500,000

                                   SCHEDULE B


                           CITIZENS BANK OF PENNSYLVANIA
                           3025 Chemical Road
                           Suite 300
                           Plymouth Meeting, Pennsylvania 19462
                           Attn.: Stephen M. Wilus, Vice President
                           Telecopy No.: 610/941-4136

                           SUNTRUST BANK
                           303 Peachtree Street
                            MCI921 -2nd Floor
                           Atlanta, GA 30302
                           Attn:  Daniel S. Komitor, Director
                           Telecopy No.: 404-588-8833

                           FLEET NATIONAL BANK
                           100 Federal Street
                           MA DE/0007F
                           Boston, MA 02110
                           Attn: Deborah Lawrence, Senior Vice President Telecopy No.: 617-434-4560